Exhibit 3.1

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TRANSOCEAN PARTNERS LLC

i

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS

Section 5.1	Contributions Prior to the Closing Date	27
Section 5.2	Initial Unit Issuances and Transfers; Tax Election; Payment of Consideration for Initial Contribution and Redemption of Common Units from Transocean Ltd.	28
Section 5.3	Interest and Withdrawal	28
Section 5.4	Issuances of Additional Membership Interests	28
Section 5.5	Conversion of Subordinated Units to Common Units	29
Section 5.6	Limited Preemptive Right	29
Section 5.7	Splits and Combinations	30
Section 5.8	Fully Paid and Non-Assessable Nature of Membership Interests	30

ARTICLE VI

DISTRIBUTIONS

Section 6.1	Requirement and Characterization of Distributions; Distributions to Record Holders	31
Section 6.2	Distributions of Available Cash from Operating Surplus	31
Section 6.3	Distributions of Available Cash from Capital Surplus	33
Section 6.4	Adjustment of Target Distribution Levels	34
Section 6.5	Special Provisions Relating to the Holders of Subordinated Units	34
Section 6.6	Special Provisions Relating to the Holders of Incentive Distribution Rights	34

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1	Management	34
Section 7.2	The Board of Directors; Election and Appointment; Term; Manner of Acting	36
Section 7.3	Nominations of Elected Directors	38
Section 7.4	Removal of Members of Board of Directors	42
Section 7.5	Resignations of Members of the Board of Directors	42
Section 7.6	Vacancies on the Board of Directors	43
Section 7.7	Meetings; Committees; Chairman	43
Section 7.8	Officers	44
Section 7.9	Compensation of Directors	45
Section 7.10	Certificate of Formation	45
Section 7.11	Restrictions on the Authority of the Board of Directors	46
Section 7.12	Reimbursement of the Transocean Member	46
Section 7.13	Outside Activities	47
Section 7.14	Loans from the Transocean Member; Loans or Contributions from the Company or Group Members	48
Section 7.15	Indemnification	48
Section 7.16	Liability of Indemnitees	50
Section 7.17	Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties	51
Section 7.18	Other Matters Concerning the Board of Directors	53
Section 7.19	Purchase or Sale of Membership Interests	54

Section 7.20	Registration Rights of the Transocean Member and its Affiliates	54
Section 7.21	Reliance by Third Parties	59

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1	Records and Accounting	59
Section 8.2	Fiscal Year	60
Section 8.3	Reports	60

ARTICLE IX

TAX MATTERS

Section 9.1	Tax Elections and Information	60
Section 9.2	Tax Withholding	60
Section 9.3	Conduct of Operations	61

ARTICLE X

ADMISSION OF MEMBERS

Section 10.1	Admission of Initial Non-Transocean Members	61
Section 10.2	Admission of Additional Non-Transocean Members	61
Section 10.3	Admission of Successor Transocean Member	62
Section 10.4	Amendment of Agreement and Certificate of Formation	62

ARTICLE XI

WITHDRAWAL OR REMOVAL OF MEMBERS

Section 11.1	Withdrawal of the Transocean Member	62
Section 11.2	Removal of the Transocean Member	64
Section 11.3	Interest of Departing Transocean Member and Successor Transocean Member	64
Section 11.4	Termination of Subordination Period, Conversion of Subordinated Units and Extinguishment of Cumulative Common Unit Arrearages	65
Section 11.5	Withdrawal of Non-Transocean Members	66

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1	Dissolution	66
Section 12.2	Continuation of the Business of the Company After Dissolution	66
Section 12.3	Liquidator	67
Section 12.4	Liquidation	67

v

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

TRANSOCEAN PARTNERS LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TRANSOCEAN PARTNERS LLC, dated as of July 29, 2014, is entered into by Transocean Partners Holdings Limited, a Cayman Islands exempted company, together with any other Persons who become Members in the Company or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Adjusted Operating Surplus” means, with respect to any period, Operating Surplus generated with respect to such period: (a) less (i) the amount of any net increase in Working Capital Borrowings (or the Company’s proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period and (ii) the amount of any net decrease in cash reserves for Operating Expenditures (or the Company’s proportionate share of any net decrease in cash reserves for Operating Expenditures in the case of Subsidiaries that are not wholly owned) with respect to such period not relating to an Operating Expenditure made with respect to such period, and (b) plus (i) the amount of any net decrease in Working Capital Borrowings (or the Company’s proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period; (ii) the amount of any net increase in cash reserves (or the Company’s proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures required by any debt instrument for the repayment of principal, interest or premium; and (iii) the amount of any net decrease made in subsequent periods to cash reserves for Operating Expenditures initially established with respect to such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (a)(ii) above. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus. To the extent that disbursements made, cash received or cash reserves established, increased or reduced after the end of a period are included in the determination of Operating Surplus for such period (as contemplated by the proviso in the definition of “Operating Surplus”) such disbursements, cash receipts and changes in cash reserves shall be deemed to have occurred in such period (and not in any future period) for purposes of calculating increases or decreases in Working Capital Borrowings or cash reserves during such period.

“Affiliate” means (except with respect to Section 14.7), with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” means the fair market value of the applicable property or other consideration at the time of contribution or distribution, as the case may be, as determined by the Board of Directors. The Board of Directors shall use such methods as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company Group in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Transocean Partners LLC, as it may be amended, supplemented or restated from time to time.

“Annual Meeting” means the meeting of Members to be held every year, commencing in 2015, to elect the Elected Directors as provided in Section 7.2 and to vote on any other matters brought before the meeting in accordance with this Agreement.

“Appointed Directors” means the members of the Board of Directors appointed by the Transocean Member in accordance with the provisions of Article VII.

“Associate” means, when used to indicate a relationship with any Person: (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest entitled to vote generally in the election of directors or other governing body of such entity; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Audit Committee” means the audit committee of the Board of Directors, which shall be composed of a minimum of three members of the Board of Directors then serving who meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and meet the standards for audit committee composition established by the National Securities Exchange on which the Common Units are listed or admitted to trading.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a) the sum of (i) all cash and cash equivalents of the Company Group (or the Company’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter, (ii) if the Board of Directors so determines, all or any portion of additional cash and cash equivalents of the Company Group (or the Company’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital

Borrowings made subsequent to the end of such Quarter, and (iii) all cash and cash equivalents on hand on the date of determination of Available Cash resulting from cash distributions received after the end of such Quarter from any Group Member’s equity interest in any Person (other than a Subsidiary), which distributions are paid by such Person in respect of operations conducted by such Person during such Quarter, less

(b) the amount of any cash reserves (or the Company’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the Board of Directors to (i) provide for the proper conduct of the business of the Company Group (including reserves for future capital expenditures and for anticipated future debt service requirements of the Company Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject and (iii) provide funds for distributions under Sections 6.2 or 6.3 in respect of any one or more of the next four Quarters; provided, however, that the Board of Directors may not establish cash reserves pursuant to (iii) above if the effect of establishing such reserves would be that the Company is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Board of Directors so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Board of Directors” means the board of directors of the Company, composed of Appointed Directors and Elected Directors appointed or elected, as the case may be, in accordance with the provisions of Article VII, a majority of whom are U.K. Tax Residents, which pursuant to Section 7.1 oversees and directs the operations, management and policies of the Company.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Capital Contribution” means (a) any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company or that is contributed, directly or indirectly, to the Company on behalf of a Member (including in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) the current distributions that a Member is entitled to receive but otherwise waives.

“Capital Improvement” means (a) the acquisition (through an asset acquisition, merger, stock acquisition or other form of investment) by any Group Member of existing assets or assets under construction, (b) the construction or development of new capital assets by a Group

Member, (c) the replacement or expansion of, or addition or improvement to, existing capital assets by a Group Member or (d) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such capital contribution will have, directly or indirectly, an equity interest, to fund such Group Member’s pro rata share of the cost of the acquisition, construction, development, replacement or expansion of, or addition or improvement to, capital assets by such Person, in each case if and to the extent such acquisition, construction, development, replacement, expansion, addition or improvement is made to increase, over the long term, the operating capacity, asset base or operating income of the Company Group, in the case of clauses (a), (b) and (c), or such Person, in the case of clause (d), from the operating capacity, asset base or operating income of the Company Group or such Person, as the case may be, existing immediately prior to such acquisition, construction, development, replacement, expansion, addition, improvement or Capital Contribution. For purposes of this definition, “long term” generally refers to a period of not less than 12 months.

“Capital Surplus” has the meaning assigned to such term in Section 6.1(a).

“Cause” means, with respect to a director or officer, a court of competent jurisdiction has entered a final, non-appealable judgment finding such director or officer, as the case may be, liable for actual fraud or willful misconduct in such director’s or officer’s capacity as a director or officer and with respect to the Transocean Member, a court of competent jurisdiction has entered a final, non-appealable judgment finding the Transocean Member liable for actual fraud or willful misconduct against the Company or its Members, in their capacity as such.

“Certificate” means a certificate in such form (including global form if permitted by applicable rules and regulations) as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Membership Interests. The initial form of certificate approved by the Board of Directors for Common Units is attached as Exhibit A to this Agreement.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Registrar of Corporations of the Marshall Islands, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Claim” (as used in Section 7.20(g)(i)) has the meaning assigned to such term in Section 7.20(g)(i).

“Closing Date” means the first date on which Common Units are sold by the Transocean Member to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” means, in respect of any class of Membership Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which the respective Membership Interests are listed or admitted to trading or, if such Membership Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-

the-counter market, as reported by any quotation system then in use with respect to such Membership Interests, or, if on any such day such Membership Interests of such class are not quoted by any such system, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Membership Interests of such class selected by the Board of Directors, or if on any such day no market maker is making a market in such Membership Interests of such class, the fair value of such Membership Interests on such day as determined by the Board of Directors.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commences Commercial Service” and “Commenced Commercial Service” shall mean the date upon which a Capital Improvement is first put into commercial service by a Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”) following completion of acquisition, construction, development, replacement, expansion, addition, improvement and testing, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Membership Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not include any Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, as to any Quarter wholly within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.2(a)(i).

“Company” means Transocean Partners LLC, a Marshall Islands limited liability company, and any successors thereto.

“Company Group” means the Company and its Subsidiaries, treated as a single consolidated entity.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of two or more members of the Board of Directors, a majority of whom are U.K. Tax Residents, each of whom: (a) is not an officer, director (other than a director of any Group Member), manager or employee of the Transocean Member or any Affiliate of the Transocean Member, (b) is not a holder of any ownership interest in the Company Group (other than Common Units or awards granted to such director under any long-term incentive plan of any Group Member) or in the Transocean Member or any Affiliate of the Transocean Member and (c) meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of Membership Interests is listed or admitted to trading (or if the Common Units are not listed or admitted to trading, the New York Stock Exchange).

“Construction Debt” means debt incurred to fund (a) all or a portion of a Capital Improvement or replacement asset, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on other Construction Debt or (c) distributions paid in respect of Construction Equity, and incremental Incentive Distributions in respect thereof.

“Construction Equity” means equity issued to fund (a) all or a portion of a Capital Improvement or replacement asset, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt or (c) distributions paid in respect of Construction Equity, and incremental Incentive Distributions in respect thereof.

“Construction Period” means the period beginning on the date that a Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”) enters into a binding obligation to commence a Capital Improvement or replacement asset and ending on the earlier to occur of the date that such Capital Improvement or replacement asset Commences Commercial Service and the date that the Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”) abandons or disposes of such Capital Improvement or replacement asset.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Marshall Islands Act, but excluding cash, contributed to the Company.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of July 29, 2014, among the Transocean Member and the Company, together with the additional conveyance documents and instruments contemplated or referenced thereunder or entered into in connection therewith, as such may be amended, supplemented or restated from time to time.

“Credit Agreement” means that certain Credit Agreement, dated as of the Closing Date, between the Company, as borrower, and Transocean Financing GmbH, as lender.

“Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum of the Common Unit Arrearage as to an Initial Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.2(a)(ii) and Section 6.3(b) with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).

“Cumulative Voting Request” has the meaning assigned to such term in Section 7.2(d)(ii).

“Current Market Price” means, in respect of any class of Membership Interests, as of the date of determination, the average of the daily Closing Prices per Membership Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Departing Transocean Member” means a former Transocean Member from and after the effective date of any withdrawal or removal of such former Transocean Member pursuant to Sections 11.1 or 11.2.

“Derivative Instrument” has the meaning assigned to such term in Section 13.9(b)(iii).

“Derivative Membership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Membership Interests.

“Elected Directors” means the members of the Board of Directors who are elected as such in accordance with the provisions of Article VII, subject to the terms and conditions of this Agreement.

“Estimated Maintenance Capital Expenditures” means an estimate made in good faith by the Board of Directors (with the concurrence of the Conflicts Committee) of the average quarterly Maintenance Capital Expenditures that the Company will need to incur to maintain, over the long term, the operating capacity, asset base or operating income of the Company Group (including the Company’s proportionate share of the average quarterly Maintenance Capital Expenditures of its Subsidiaries that are not wholly owned, including the Rig Companies) existing at the time the estimate is made. The Board of Directors (with the concurrence of the Conflicts Committee) will be permitted to make such estimate in any manner it determines reasonable. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of future Estimated Maintenance Capital Expenditures. The Company shall disclose to its Members any change in the amount of Estimated Maintenance Capital Expenditures in its reports made in accordance with Section 8.3 to the extent not previously disclosed. Any adjustments to Estimated Maintenance Capital Expenditures shall be prospective only. For purposes of this definition, “long term” generally refers to a period of not less than 12 months.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expansion Capital Expenditures” means cash expenditures (including transaction expenses) for Capital Improvements and shall not include Maintenance Capital Expenditures or Investment Capital Expenditures. Expansion Capital Expenditures shall include interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt to fund Expansion Capital Expenditures and paid in respect of the Construction Period. Where cash expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the Board of Directors shall determine the allocation between the amounts paid for each.

“First Target Distribution” means $0.416875 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on September 30, 2014, it means the product of $0.416875 multiplied by a fraction of which the numerator is the number of days in such period, and of which the denominator is the total number of days in the Quarter in which the Closing Date occurs), subject to adjustment in accordance with Section 6.4.

“Fully Diluted Weighted Average Basis” means, when calculating the number of Outstanding Units for any period, the sum of (1) the weighted-average number of Outstanding Units during such period plus (2) all Membership Interests and Derivative Membership Interests (a) that are convertible into or exercisable or exchangeable for Units or for which Units are issuable, in each case that are senior to or pari passu with the Subordinated Units, (b) whose conversion, exercise or exchange price is less than the Current Market Price on the date of such calculation, (c) that may be converted into or exercised or exchanged for such Units prior to or during the Quarter immediately following the end of the period for which the calculation is being made without the satisfaction of any contingency beyond the control of the holder other than the payment of consideration and the compliance with administrative mechanics applicable to such conversion, exercise or exchange and (d) that were not converted into or exercised or exchanged for such Units during the period for which the calculation is being made; provided, however, that for purposes of determining the number of Outstanding Units on a Fully Diluted Weighted Average Basis when calculating whether the Subordination Period has ended, such Membership Interests and Derivative Membership Interests shall be deemed to have been Outstanding Units only for the four Quarters that comprise the last four Quarters of the measurement period; and provided, further, that if consideration will be paid to any Group Member in connection with such conversion, exercise or exchange, the number of Units to be included in such calculation shall be that number equal to the difference between (i) the number of Units issuable upon such conversion, exercise or exchange and (ii) the number of Units that such consideration would purchase at the Current Market Price.

“Group” means two or more Persons that with or through any of their respective Affiliates or Associates have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Membership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Membership Interests

“Group Member” means a member of the Company Group.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, other than the Company, the certificate of incorporation and bylaws (or similar organizational documents) of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, in each case as such may be amended, supplemented or restated from time to time.

“Hedge Contract” means any exchange, swap, forward, future, cap, floor, collar or other similar agreement or arrangement entered into for the purpose of hedging the Company Group’s exposure to fluctuations in the price of interest rates, currencies or commodities in their operations or financing activities, in each case other than not for speculative purposes.

“Holder” means any of the following:

(a) the Transocean Member who is the Record Holder of Registrable Securities;

(b) any Affiliate of the Transocean Member who is the Record Holder of Registrable Securities (other than natural persons who are Affiliates of the Transocean Member by virtue of being officers, directors or employees of the Transocean Member or any of its Affiliates);

(c) any Person who has been the Transocean Member within the prior two years and who is the Record Holder of Registrable Securities;

(d) any Person who has been an Affiliate of the Transocean Member within the prior two years and who is the Record Holder of Registrable Securities (other than natural persons who were Affiliates of the Transocean Member by virtue of being officers, directors or employees of the Transocean Member or any of its Affiliates); and

(e) a transferee and current Record Holder of Registrable Securities to whom the transferor of such Registrable Securities, who was a Holder at the time of such transfer, assigns its rights and obligations under this Agreement; provided such transferee agrees in writing to comply with all applicable requirements and obligations in connection with the registration and disposition of such Registrable Securities pursuant to Section 7.20.

“Holding Companies” means, collectively, Triton RIGP DIN Holdings Ltd., Triton RIGP DCL Holdings Ltd., Triton RIGP DD3 Holdings Ltd., Transocean RIGP DIN Opco Ltd., Transocean RIGP DCL Opco Ltd., Transocean RIGP DD3 Opco Ltd. and any successor thereto

“Incentive Distribution Right” means a Membership Interest having the rights and obligations specified with respect to Incentive Distribution Rights in this Agreement.

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Section 6.2.

“Indemnified Persons” has the meaning assigned to such term in Section 7.20(g)(i).

“Indemnitee” means (a) the Transocean Member, (b) any Departing Transocean Member, (c) any Person who is or was an Affiliate of the Transocean Member or any Departing Transocean Member, (d) any Person who is or was a managing member, manager, general partner, director, officer, fiduciary or trustee of any Group Member, the Transocean Member, any Departing Transocean Member or any of their respective Affiliates, (e) any Person who is or was serving at the request of the Board of Directors, the Transocean Member or any Departing Transocean Member or any Affiliate of the Transocean Member or any Departing Transocean Member as a managing member, manager, general partner, director, officer, fiduciary or trustee of another Person owing a fiduciary or similar duty to any Group Member (provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), and (f) any other Person the Board of Directors designates as an “Indemnitee” for purposes of this Agreement because such Person’s service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the Company Group’s business and affairs.

“Initial Common Unit” means a Common Unit sold in the Initial Public Offering.

“Initial Non-Transocean Members” means the Transocean Member (with respect to the Common Units, Subordinated Units and Incentive Distribution Rights received by the Transocean Member) and the Underwriters, in each case upon being admitted as Members to the Company in accordance with Section 10.1.

“Initial Public Offering” means the initial public offering and sale of Common Units to the public, as described in the IPO Registration Statement, including any Common Units sold pursuant to the exercise of the Underwriters’ Option.

“Initial Transocean Member” means Transocean Partners Holdings Limited.

“Initial Unit Price” means (a) with respect to the Common Units and the Subordinated Units, the initial public offering price per Common Unit at which the Underwriters offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the IPO Registration Statement and first issued at or after the time the IPO Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Company, as determined by the Board of Directors, in each case adjusted as the Board of Directors determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) issuances of equity interests of any Group Member to anyone other than the Company Group; (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member (including assets acquired using Investment Capital Expenditures) other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and (ii) sales or other dispositions of assets as part of normal retirements or replacements; and (d) capital contributions received.

“Investment Capital Expenditures” means capital expenditures other than Maintenance Capital Expenditures and Expansion Capital Expenditures.

“IPO Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-196958) as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 12.4.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Company of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Company has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Company, the date on which such event occurs.

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for (a) the acquisition (through an asset acquisition, merger, stock acquisition or other form of investment) by any Group Member of existing assets or assets under construction, (b) the construction or development of new capital assets by a Group Member, (c) the replacement or expansion of, or addition or improvement to, existing capital assets by a Group Member or (d) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such capital contribution will have, directly or indirectly, an equity interest, to fund such Group Member’s pro rata share of the cost of the acquisition, construction, development, replacement or expansion of, or addition or improvement to, capital assets by such Person), in each case if and to the extent such acquisition, construction, development, expansion, addition or improvement is made to maintain, over the long term, the operating capacity, asset base or operating income of the Company Group, in the case of clauses (a), (b) and (c), or such Person, in the case of clause (d). Maintenance Capital Expenditures shall include interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt to fund replacement assets and paid in respect of the Construction Period and the amount of cash distributions paid in respect of Construction Equity to fund replacement assets (and incremental Incentive Distributions in respect thereof) and paid in respect of the Construction Period. For purposes of this definition, “long term” generally refers to a period of not less than 12 months.

“Marshall Islands Act” means the Limited Liability Company Act of 1996 of the Republic of the Marshall Islands, as amended, supplemented or restated from time to time, and any successor to such statute.

“Master Services Agreements” means the Master Services Agreements, dated as of the Closing Date, among the Company, certain of its Subsidiaries and certain Affiliates of Transocean.

“Members” means the Transocean Member and the Non-Transocean Members.

“Membership Interest” means any class or series of equity interest in the Company (but excluding Derivative Membership Interests), including Common Units, Subordinated Units, the Transocean Member Interest and Incentive Distribution Rights.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Minimum Quarterly Distribution” means $0.3625 per Unit per Quarter (or with respect to the period commencing on the Closing Date and ending on September 30, 2014, it means the product of $0.3625 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is the total number of days in the Quarter in which the Closing Date occurs), subject to adjustment in accordance with Section 6.4.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Agreed Value of such property, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.

“Non-Transocean Member” means, unless the context otherwise requires, each Initial Non-Transocean Member, each Person that becomes a Non-Transocean Member pursuant to the terms of this Agreement and any Departing Transocean Member upon the change of its status from Transocean Member to Non-Transocean Member pursuant to Section 11.3, in each case, in such Person’s capacity as a Non-Transocean Member. Non-Transocean Members may include custodians, nominees or any other individual or entity in its own or any representative capacity. For the avoidance of doubt, the Transocean Member shall be a Non-Transocean Member for all purposes of this Agreement with respect to any Non-Transocean Member Interest.

“Non-Transocean Member Interest” means the ownership interest of a Member in the Company, which may be evidenced by Common Units, Subordinated Units, Incentive Distribution Rights or other Membership Interests or a combination thereof or interest therein, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement, but in each case shall not include the Transocean Member Interest.

“Notice” means a written request from a Holder pursuant to Section 7.20 which shall (i) specify the Registrable Securities intended to be registered, offered and sold by such Holder, (ii) describe the nature or method of the proposed offer and sale of Registrable Securities, and (iii) contain the undertaking of such Holder to provide all such information and materials and take all action as may be required or appropriate in order to permit the Company to comply with all applicable requirements and obligations in connection with the registration and disposition of such Registrable Securities pursuant to Section 7.20.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Officers” has the meaning assigned to such term in Section 7.8(a).

“Omnibus Agreement” means that Omnibus Agreement, dated as of the Closing Date, among Transocean Ltd., Transocean Inc., the Company, the Transocean Member and the Rig Companies.

“Operating Expenditures” means all Company Group expenditures (or the Company’s proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes; officer, employee and director compensation; reimbursements of expenses of the Transocean Member and its Affiliates; repayment of Working Capital Borrowings; interest payments on indebtedness; Estimated Maintenance Capital Expenditures; and payments made in the ordinary course of business under any Hedge Contracts, subject to the following:

(a) repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of Operating Surplus shall not constitute Operating Expenditures when actually repaid;

(b) payments (including prepayments and prepayment penalties and the purchase price of indebtedness that is repurchased and cancelled) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

(c) Operating Expenditures shall not include any of (i) Expansion Capital Expenditures, Investment Capital Expenditures or actual Maintenance Capital Expenditures, (ii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (iii) distributions to Members or (iv) repurchases of Membership Interests, other than repurchases of Membership Interests by the Company to satisfy obligations under employee benefit plans; and

(d) (i) payments made in connection with the initial purchase of any Hedge Contract shall be amortized over the life of such Hedge Contract and (ii) payments made in connection with the termination of any Hedge Contract prior to its stipulated settlement or termination date shall be included in equal quarterly installments over what would have been the remaining schedule term of such Hedge Contract had it not been so terminated.

Where capital expenditures consist of both (x) Maintenance Capital Expenditures and (y) Expansion Capital Expenditures and/or Investment Capital Expenditures, the Board of Directors shall determine the allocation between the amounts paid for each.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication:

(a) the sum of: (i) $50.0 million, (ii) all cash receipts of the Company Group (or the Company’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and provided that cash receipts from the termination of any Hedge Contract prior to its stipulated settlement or termination date shall be included in equal quarterly installments over what would have been the remaining scheduled life of such Hedge Contract had it not been so terminated, (iii) all cash receipts of the Company Group (or the Company’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating

Surplus with respect to such period resulting from Working Capital Borrowings, (iv) cash and cash equivalents on hand on the date of determination of Available Cash resulting from cash distributions received after the end of such Quarter from any Group Member’s equity interest in any Person (other than a Subsidiary), which distributions are paid by such Person in respect of operations conducted by such Person during such Quarter and not from sources that would constitute Interim Capital Transactions if paid by a Group Member and (v) the amount of cash distributions paid in respect of Construction Equity to fund Expansion Capital Expenditures (including incremental Incentive Distributions) and paid in respect of the Construction Period, less

(b) the sum of: (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period, (ii) the amount of cash reserves (or the Company’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the Board of Directors to provide funds for future Operating Expenditures, (iii) all Working Capital Borrowings not repaid within 12 months after having been incurred or repaid within such 12-month period with the proceeds of additional Working Capital Borrowings, and (iv) any cash loss realized on disposition of an Investment Capital Expenditure;

provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member), cash received or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the Board of Directors so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero. Cash receipts from Investment Capital Expenditures shall be treated as cash receipts only to the extent they are a return on capital, and not a return of capital.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or the Transocean Member or any of its Affiliates) acceptable to the Board of Directors.

“Option Closing Date” means the date or dates on which any Common Units are sold by the Transocean Member to the Underwriters upon exercise of the Underwriters’ Option.

“Outstanding” means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder, by (B) the total number of all Outstanding Units, and (b) as to the holders of other Membership Interests issued by the Company in accordance with Section 5.4, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right and the Transocean Member Interest shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 14.1.

“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests, (c) when used with respect to holders of Incentive Distribution Rights, apportioned among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder and (d) when used with respect to holders who have requested to include Registrable Securities in a Registration Statement pursuant to Section 7.20(a) or 7.20(b), apportioned among all such Holders in accordance with the relative number of Registrable Securities held by each such holder and included in the Notice relating to such request.

“Purchase Date” means the date determined by the Transocean Member as the date for purchase of all Outstanding Non-Transocean Member Interests of a certain class (other than Non-Transocean Member Interests owned by the Transocean Member and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter including the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Company.

“Record Date” means the date established by the Board of Directors or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Non-Transocean Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Non-Transocean Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to Membership Interests of any class of Membership Interests for which a Transfer Agent has been appointed, the Person in whose name a Membership Interest of such class is registered on the books of the Transfer Agent as of the closing of business on a particular Business Day, or (b) with respect to other classes of Membership Interests, the Person in whose name any such other Membership Interest is registered on the books that the Board of Directors has caused to be kept as of the closing of business on such Business Day (which books may be kept, at the Board of Directors’ option, by the Transfer Agent).

“Register” has the meaning assigned to such term in Section 4.5(a).

“Registrable Security” means any Membership Interest other than the Transocean Member Interest; provided, however, that any Registrable Security shall cease to be a Registrable Security (a) at the time a Registration Statement covering such Registrable Security is declared effective by the Commission or otherwise becomes effective under the Securities Act, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at the time such Registrable Security has been disposed of pursuant to Rule 144 (or any successor or similar rule or regulation under the Securities Act); (c) when such Registrable Security is held by a Group Member; and (d) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under Section 7.20 have not been assigned to the transferee of such securities.

“Registration Statement” has the meaning assigned to such term in Section 7.20(a).

“Rig Companies” means, collectively, the Holding Companies, the Rig Operating Companies and the Rig Owning Companies and any successors thereto.

“Rig Operating Companies” means, collectively, Transocean RIGP DIN LLC, Transocean RIGP DCL LLC, Transocean RIGP DD3 LLC and any successor thereto.

“Rig Owning Companies” means, collectively, Triton RIGP DIN Holdco Ltd., Triton RIGP DCL Holdco Ltd., Triton RIGP DD3 Holdco Ltd. and any successor thereto.

“Second Target Distribution” means $0.453125 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on September 30, 2014, it means the product of $0.453125 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is the total number of days in the Quarter in which the Closing Date occurs), subject to adjustment in accordance with Section 6.4.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Selling Unitholder” means a Holder who is selling Registrable Securities pursuant to the procedures in Section 7.20.

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Subordinated Unit” means a Membership Interest having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term “Subordinated Unit” does not include a Common Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Subordination Period” means the period commencing on the Closing Date and ending on the first to occur of the following dates:

(a) the first Business Day following the distribution of Available Cash from Operating Surplus to Members pursuant to Section 6.1(a) in respect of any Quarter ending on or after June 30, 2019, in respect of which (i)(A) aggregate distributions of

Available Cash from Operating Surplus on the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case in respect of such periods and (B) the Adjusted Operating Surplus for each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during such periods on a Fully Diluted Weighted Average Basis and (ii) there are no Cumulative Common Unit Arrearages; and

(b) the date on which the Transocean Member is removed pursuant to Section 11.2 upon the requisite vote by holders of Outstanding Units under circumstances where Cause does not exist and no Units held by the Transocean Member and its Affiliates are voted in favor of such removal.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary (as defined, but excluding subsection (d) of this definition) of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, controls such partnership on the date of determination, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (d) any other Person in which such Person, one or more Subsidiaries (as defined, but excluding this subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) less than a majority ownership interest or (ii) less than the power to elect or direct the election of a majority of the directors or other governing body of such Person, provided, that (A) such Person, one or more Subsidiaries (as defined, but excluding this subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of the determination, has at least a 20% ownership interest in such other Person, (B) such Person accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis, (C) such Person has directly or indirectly material negative control rights regarding such other Person including over such other Person’s ability to materially expand its operations beyond that contemplated at the date of investment in such other Person, and (D) such other Person is (i) formed and maintained for the sole purpose of owning or leasing, operating and chartering drilling rigs, and (ii) obligated under its constituent documents, or as a result of a unanimous agreement of its owners, to distribute to its owners all of its income on at least an annual basis (less any cash reserves that are approved by such Person).

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Target Distribution” means each of the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution.

“Third Target Distribution” means $0.543750 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on September 30, 2014, it means the product of $0.543750 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is the total number of days in the Quarter in which the Closing Date occurs), subject to adjustment in accordance with Section 6.4.

“Trading Day” means, for the purpose of determining the Current Market Price of any class of Membership Interests, a day on which the principal National Securities Exchange on which such class of Membership Interests is listed or admitted to trading is open for the transaction of business or, if Membership Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the Transocean Member or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for any class of Membership Interests; provided, however, that if no Transfer Agent is specifically designated for any class of Membership Interests, the Company shall act in such capacity.

“Transocean Classification Election Date” has the meaning assigned to such term in Section 7.2(b).

“Transocean Ltd.” means Transocean Ltd., a Swiss corporation.

“Transocean Member” means Transocean Partners Holdings Limited, a Cayman Islands exempted company, and any successor or permitted assign that is admitted to the Company as the Transocean Member (except as the context otherwise requires). For the avoidance of doubt, such Person shall be the Transocean Member solely with respect to the Transocean Member Interest and shall be a Non-Transocean Member with respect to any Non-Transocean Member Interests of such Person.

“Transocean Member Interest” means the non-economic ownership interest of the Transocean Member in the Company, which includes any and all rights, powers and benefits to which the Transocean Member is entitled as provided in this Agreement, together with all obligations of the Transocean Member to comply with the terms and provisions of this Agreement, but does not include the Incentive Distribution Rights or any other Non-Transocean Member Interest that may be owned by the Transocean Member.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriters’ Option” means the option granted to the Underwriters pursuant to the Underwriting Agreement to purchase additional Common Units.

“Underwriting Agreement” means the Underwriting Agreement to be dated on or about July 30, 2014 among the Underwriters, the Company, the Transocean Member, the Rig Companies and Transocean Inc., providing for the purchase of Common Units from the Transocean Member by such Underwriters in connection with the Initial Public Offering.

“Underwritten Offering” means (a) an offering pursuant to a Registration Statement in which Membership Interests are sold to an underwriter on a firm commitment basis for reoffering to the public (other than the Initial Public Offering), (b) an offering of Membership Interests pursuant to a Registration Statement that is a “bought deal” with one or more investment banks, and (c) an “at-the-market” offering pursuant to a Registration Statement in which Membership Interests are sold to the public through one or more investment banks or managers on a best efforts basis.

“Unit” means a Membership Interest that is designated as a “Unit” and shall include Common Units and Subordinated Units, but shall not include (a) the Transocean Member Interest or (b) the Incentive Distribution Rights.

“Unitholders” means the holders of Units.

“Unit Majority” means (a) during the Subordination Period, (i) a number of Outstanding Common Units equal to or exceeding the sum of (x) a majority of the Outstanding Common Units plus (y) 50% of the number of Outstanding Common Units owned by the Transocean Member and its Affiliates, voting as a single class and (ii) a majority of the Outstanding Subordinated Units, voting as a single class, and (b) after the end of the Subordination Period, at least a majority of the Outstanding Common Units, voting as a single class.

“Unrecovered Capital” means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Company theretofore made in respect of an Initial Common Unit, adjusted as the Board of Directors determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

“Unrestricted Person” means (a) each Indemnitee, (b) each Member, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a Transocean Member or any Departing Transocean Member or any Affiliate of (i) any Group Member, (ii) a Transocean Member or (iii) any Departing Transocean Member and (d) any Person the Board of Directors designates as an “Unrestricted Person” for purposes of this Agreement from time to time.

“U.K. Tax Resident” means any person who, under the laws of the United Kingdom, is liable to tax therein by reason of his or her domicile, residence, citizenship or any other criterion of a similar nature.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Volume-Weighted Average Market Price” means, for a specified period of consecutive Trading Days for the Common Units, an amount equal to (i) the cumulative sum of the products of (x) the sale price for each trade of Common Units occurring during such period multiplied by (y) the number of Common Units sold at such price, divided by (ii) the total number of Common Units so traded during such period.

“Voting Commitment” has the meaning assigned to such term in Section 7.3(b).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Members made pursuant to a credit facility, commercial paper facility or similar financing arrangement, provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.

“Working Capital Note Payable” means that certain Working Capital Promissory Note issued by the Company on July 29, 2014 in favor of Transocean Financing GmbH.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The Board of Directors has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the Board of Directors and any action taken pursuant thereto and any determination made by the Board of Directors in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Initial Transocean Member has previously formed the Company as a limited liability company pursuant to the provisions of the Marshall Islands Act and hereby amends and restates the First Amended and Restated Limited Liability Company Agreement of Transocean Partners LLC in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Marshall Islands Act. All Membership Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2 Name. The name of the Company shall be “Transocean Partners LLC.” Subject to applicable law, the Company’s business may be conducted under any other name or names as determined by the Board of Directors. The words “limited liability company” or the letters “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time in compliance with the requirements of the Marshall Islands Act and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company in the Marshall Islands shall be located at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960, and the registered agent for service of process on the Company in the Marshall Islands at such registered office shall be The Trust Company of the Marshall Islands, Inc., unless and until changed by the Board of Directors and provided that applicable law permits a different registered agent for service of process. The principal office of the Company shall be located at Deepwater House, Kingswells Causeway, Prime Four Business Park, Aberdeen AB15 8PU, Scotland, U.K., or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the Marshall Islands as the Board of Directors determines to be necessary or appropriate.

Section 2.4 Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Directors and that lawfully may be conducted by a limited liability company organized pursuant to the Marshall Islands Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The Board of Directors has no obligation or duty to the Company or the Members to propose or approve, and may decline to propose or approve, the conduct by the Company of any business in its sole and absolute discretion.

Section 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6 Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Marshall Islands Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Marshall Islands Act.

Section 2.7 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, one or more of its Affiliates or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

RIGHTS OF MEMBERS

Section 3.1 Limitation of Liability. The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Marshall Islands Act.

Section 3.2 Management of Business. No Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

Section 3.3 Outside Activities of the Members. Subject to the provisions of Section 7.13 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Members, each Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Member.

Section 3.4 Rights of Members.

(a) In addition to other rights provided by this Agreement or by non-waived provisions of the Marshall Islands Act, each Member shall have the right, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand, and at such Member’s own expense, to:

(i) to obtain from the Company either (A) the Company’s most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if the Company is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act or any successor or similar rule or regulation under the Securities Act (provided that the foregoing materials shall be deemed to be available to a Member in satisfaction of the requirements of this Section 3.4(a)(i) if posted on or accessible through the Company’s or the Commission’s website);

(ii) to obtain a current list of the name and last known business, residence or mailing address of each Member; and

(iii) to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto.

(b) The Board of Directors may keep confidential from the Members, other than the Transocean Member or its Affiliates, for such period of time as the Board of Directors deems reasonable, (i) any information that the Board of Directors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors in good faith believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS

Section 4.1 Certificates . Record Holders of Membership Interests and, where appropriate, Derivative Membership Interests, shall be recorded in the Register and ownership of such interests shall be evidenced by a physical certificate. Notwithstanding the prior sentence, Common Units held by or through The Depositary Trust Company or its nominee shall not be required to be evidenced by Certificates. Certificates shall be executed on behalf of the Company by the Chief Executive Officer, President, Chief Financial Officer or any Senior Vice President or Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the Company. The signatures of such officers upon a certificate may, to the extent permitted by law, be facsimiles. In case any officer who has signed or whose signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance. If a Transfer Agent has been appointed for a class of Membership Interests, no Certificate for such class of Membership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the Board of Directors elects to cause the Company to issue Membership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Membership Interests have been duly registered in accordance with the directions of the Company. On or after the date on which Subordinated Units are converted into Common Units pursuant to the terms of Section 5.5, the Record Holders of such Subordinated Units shall exchange such Certificates for Certificates evidencing the Common Units into which such Record Holder’s Subordinated Units converted. With respect to any Membership Interests that are represented by physical certificates, the Board of Directors may determine that such Membership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Membership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Membership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled. The Board of Directors shall have the power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of Certificates.

Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Membership Interests or Derivative Membership Interests as the Certificate so surrendered.

(b) The appropriate Officers on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Company, delivers to the Company a bond or indemnity agreement, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company, the Members, and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Board of Directors.

If a Member fails to notify the Company within a reasonable period of time after such Member has notice of the loss, destruction or theft of a Certificate, and a transfer of the Membership Interests represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company, or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3 Record Holders. The names and addresses of Unitholders as they appear in the Register shall be the official list of Record Holders of the Membership Interests for all purposes. The Company shall be entitled to recognize the Record Holder as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any

National Securities Exchange on which such Membership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Membership Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person (a) shall be the Record Holder of such Membership Interest and (b) shall be bound by this Agreement and shall have the rights and obligations of a Member hereunder and as, and to the extent, provided for herein.

Section 4.4 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Membership Interest, shall mean a transaction by which the holder of a Membership Interest assigns such Membership Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the Transocean Member or any other Member of any or all of such Person’s shares of stock, membership or limited liability company interests, partnership interests or other ownership interests in the Transocean Member or any other Member, and the term “transfer” shall not include any such disposition.

Section 4.5 Registration and Transfer of Non-Transocean Member Interests.

(a) The Company shall keep, or cause to be kept by the Transfer Agent on its behalf, one or more registers in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the registration and transfer of Non-Transocean Member Interests, and any Derivative Membership Interests as applicable, shall be recorded (the “Register”). The Register shall be kept and maintained outside the United Kingdom.

(b) The Company shall not recognize any transfer of Non-Transocean Member Interests evidenced by Certificates until the Certificates evidencing such Non-Transocean Member Interests are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith. Upon surrender of a Certificate for registration of transfer of any Non-Transocean Member Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate Officers on behalf of the Company shall execute and deliver, and in the case of Certificates evidencing Non-Transocean Member Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Non-Transocean Member Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Register.

(c) Upon the receipt by the Company of proper transfer instructions from the Record Holder of uncertificated Non-Transocean Member Interests, such transfer shall be recorded in the Register.

(d) By acceptance of any Non-Transocean Member Interests pursuant to a transfer in accordance with this Article IV, each transferee of a Non-Transocean Member Interest (including any nominee, or agent or representative acquiring such Non-Transocean Member Interests for the account of another Person or Group) (i) shall be admitted to the Company as a Non-Transocean Member with respect to the Non-Transocean Member Interests so transferred to such Person when any such transfer or admission is reflected in the Register and such Person becomes the Record Holder of the Non-Transocean Member Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Non-Transocean Member Interests and the admission of any new Non-Transocean Member shall not constitute an amendment to this Agreement.

(e) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) with respect to any class or series of Non-Transocean Member Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Non-Transocean Member and (vi) provisions of applicable law, including the Securities Act, Non-Transocean Member Interests shall be freely transferable.

(f) The Transocean Member and its Affiliates shall have the right at any time to transfer their Subordinated Units and Common Units (whether issued upon conversion of the Subordinated Units or otherwise) to one or more Persons.

Section 4.6 Transfer of the Transocean Member Interest.

(a) Subject to Section 4.6(b) below, the Transocean Member may transfer all or any part of its Transocean Member Interest without consent of any Member, the Board of Directors or any other Person.

(b) Notwithstanding anything herein to the contrary, no transfer by the Transocean Member of all or any part of its Transocean Member Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Transocean Member under this Agreement and to be bound by the provisions of this Agreement, (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Non-Transocean Member or any limited partner or member of any other Group Member under the laws of any such entity’s jurisdiction of formation and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership or limited liability company interest of the Transocean Member as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Company as the Transocean Member immediately prior to the transfer of the Transocean Member Interest, and the business of the Company shall continue without dissolution.

Section 4.7 Transfer of Incentive Distribution Rights. The Transocean Member or any other holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without the consent of any Member, the Board of Directors or any other Person.

Section 4.8 Restrictions on Transfers.

(a) Notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws, laws of the Republic of the Marshall Islands or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Company or any Group Member under the laws of the jurisdiction of its formation. The Company may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.

(b) Nothing in this Agreement, other than Section 4.8(a), shall preclude the settlement of any transactions involving Membership Interests entered into through the facilities of any National Securities Exchange on which such Membership Interests are listed or admitted to trading.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS

Section 5.1 Contributions Prior to the Closing Date.

(a) In connection with the formation of the Company under the Marshall Islands Act, Transocean Partners Holdings Limited made an initial Capital Contribution in the amount of $1,000, for 100% of the Membership Interests in the Company and has been admitted as a Member of the Company. Concurrent with the issuance of Membership Interests described in Section 5.2(a), the Membership Interests issued in exchange for the initial Capital Contribution described in the previous sentence were canceled for no consideration.

(b) Pursuant to the Contribution Agreement, the Initial Transocean Member transferred or assigned 51% interests in each of the Holding Companies to the Company. In this regard, the Initial Transocean Member will be treated as having made Capital Contributions to the Company to the extent of the excess of (i) the Net Agreed Value of the Company’s proportionate share of the assets so transferred or assigned, over (ii) the consideration paid by the

Company to the Initial Transocean Member in connection with this initial contribution. In exchange for these Capital Contributions by the Initial Transocean Member to the Company, the Company issued additional Membership Interests in the Company to the Initial Transocean Member.

Section 5.2 Initial Unit Issuances and Transfers; Tax Election; Payment of Consideration for Initial Contribution and Redemption of Common Units from Transocean Ltd.

(a) As described in the Contribution Agreement, the Company issued to the Initial Transocean Member, in exchange for the Capital Contributions described in Section 5.1(b), (i) 41,379,310 Common Units, (ii) 27,586,207 Subordinated Units (iii) all of the Incentive Distribution Rights, (iv) the Transocean Member Interest and (v) $24 million in cash.

(b) On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter shall pay cash to the Initial Transocean Member in exchange for the acquisition of Common Units by each Underwriter from the Initial Transocean Member, all as set forth in the Underwriting Agreement.

(c) Upon the exercise, if any, of the Underwriters’ Option, each Underwriter shall pay cash to the Initial Transocean Member on the Option Closing Date in exchange for the acquisition of Common Units by each Underwriter from the Initial Transocean Member, all as set forth in the Underwriting Agreement.

(d) Effective on or before the Closing Date, the Company shall, in accordance with Section 9.1(a), make a protective election to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(e) No Member will be required to make any additional Capital Contributions to the Company pursuant to this Agreement.

Section 5.3 Interest and Withdrawal. No interest shall be paid by the Company on Capital Contributions. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon liquidation of the Company may be considered and permitted as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 5.4 Issuances of Additional Membership Interests.

(a) The Company may issue additional Membership Interests and Derivative Membership Interests for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members.

(b) Each additional Membership Interest authorized to be issued by the Company pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by the Board of Directors, including (i) the right to share in Company distributions; (ii) the rights upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Membership Interest (including sinking fund provisions); (iv) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Membership Interest will be issued, evidenced by certificates and assigned or transferred; (vi) the method for determining the Percentage Interest as to such Membership Interest; and (vii) the right, if any, of each such Membership Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Membership Interest.

(c) The Board of Directors shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Membership Interests and Derivative Membership Interests pursuant to this Section 5.4, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) reflecting the admission of such additional Members in the books and records of the Company as the Record Holder of such Membership Interest, and (iv) all additional issuances of Membership Interests and Derivative Membership Interests. The Board of Directors shall determine the relative rights, powers and duties of the holders of the Units or other Membership Interests or Derivative Membership Interests being so issued. The Board of Directors shall do all things necessary to comply with the Marshall Islands Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Membership Interests or Derivative Membership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Membership Interests are listed or admitted to trading.

(d) No fractional Units shall be issued by the Company.

Section 5.5 Conversion of Subordinated Units to Common Units.

(a) All of the Subordinated Units shall convert into Common Units on a one-for-one basis upon the expiration of the Subordination Period.

(b) Notwithstanding any other provision of this Agreement, the Subordinated Units will automatically convert into Common Units on a one-for-one basis as set forth in, and pursuant to the terms of, Section 11.4.

(c) A Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.5.

Section 5.6 Limited Preemptive Right. Except as provided in this Section 5.6 or as otherwise provided in a separate agreement by the Company, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Membership Interest, whether unissued, held in the treasury or hereafter created. The Transocean Member shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Membership Interests from the Company whenever, and on the same terms that, the Company issues Membership Interests to Persons other than the Transocean Member and its Affiliates, to the extent necessary to maintain the Percentage Interests of the Transocean Member and its Affiliates equal to that which existed immediately prior to the issuance of such Membership Interests.

Section 5.7 Splits and Combinations.

(a) Subject to Sections 5.7(d) and 6.4 (dealing with adjustments of distribution levels), the Company may make a Pro Rata distribution of Membership Interests to all Record Holders or may effect a subdivision or combination of Membership Interests so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units are proportionately adjusted.

(b) Whenever such a Pro Rata distribution, subdivision or combination of Membership Interests is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Membership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company shall issue Certificates to the Record Holders of Membership Interests as of the applicable Record Date representing the new number of Membership Interests held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Membership Interests Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Company shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.7(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.8 Fully Paid and Non-Assessable Nature of Membership Interests. All Membership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by the Marshall Islands Act.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) Within 60 days following the end of each Quarter commencing with the Quarter ending on September 30, 2014, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 40 of the Marshall Islands Act, be distributed in accordance with this Article VI by the Company to the Members as of the Record Date selected by the Board of Directors. All amounts of Available Cash distributed by the Company on any date following the Closing Date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Company to the Members following the Closing Date pursuant to Section 6.2 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Company on such date shall, except as otherwise provided in Section 6.3, be deemed to be “Capital Surplus.” Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Marshall Islands Act or any other applicable law.

(b) Notwithstanding the first three sentences of Section 6.1(a), in the event of the dissolution and liquidation of the Company, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) Each distribution in respect of a Membership Interest shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.2 Distributions of Available Cash from Operating Surplus.

(a) During the Subordination Period. Available Cash with respect to any Quarter or portion thereof wholly within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Sections 6.1 or 6.3 shall, subject to Section 40 of the Marshall Islands Act, be distributed as follows, except as otherwise contemplated by Section 5.4 in respect of other Membership Interests issued pursuant thereto:

(i) First, 100% to all the Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii) Second, 100% to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

(iii) Third, 100% to all Unitholders holding Subordinated Units, Pro Rata, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(iv) Fourth, 100% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(v) Fifth, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(vi) Sixth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(vii) Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 50% to all Unitholders, Pro Rata;

provided, however, that if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.4, the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.2(a)(vii); provided, further, that for any Quarter in which the application of the formula in this Section 6.2(a) would result in the holders of the Common Units receiving, in the aggregate, less than a majority of the aggregate distribution of Available Cash for such Quarter, then the distribution to the holders of the Incentive Distribution Rights shall be reduced, Pro Rata, to the extent necessary to cause the aggregate distribution to the holders of the Common Units to represent a majority of the aggregate distribution of Available Cash for such Quarter.

(b) After the Subordination Period. Available Cash with respect to any Quarter after the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Sections 6.1 or 6.3 shall, subject to Section 40 of the Marshall Islands Act, be distributed as follows, except as otherwise contemplated by Section 5.4 in respect of other Membership Interests issued pursuant thereto:

(i) First, 100% to the Unitholders Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii) Second, 100% to the Unitholders Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(iii) Third, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(iv) Fourth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata, and (B) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(v) Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 50% to all Unitholders, Pro Rata;

provided, however, that if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.4, the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.2(b)(v); provided, further, that for any Quarter in which the application of the formula in this Section 6.2(b) would result in the holders of the Common Units receiving, in the aggregate, less than a majority of the aggregate distribution of Available Cash for such Quarter, then the distribution to the holders of the Incentive Distribution Rights shall be reduced, Pro Rata, to the extent necessary to cause the aggregate distribution to the holders of the Common Units to represent a majority of the aggregate distribution of Available Cash for such Quarter.

Section 6.3 Distributions of Available Cash from Capital Surplus. Available Cash that is distributed and deemed to be Capital Surplus pursuant to the provisions of Section 6.1(a) shall, subject to Section 40 of the Marshall Islands Act, be distributed, unless the provisions of Section 6.1 require otherwise:

(a) First, 100% to the Unitholders, Pro Rata, until the Minimum Quarterly Distribution has been reduced to zero pursuant to the second sentence of Section 6.4;

(b) Second, 100% to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage; and

(c) Thereafter, all cash and cash equivalents that are distributed shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.2;

provided, however, that for any Quarter in which the application of the formula in this Section 6.3 would result in the holders of the Common Units receiving, in the aggregate, less than a majority of the aggregate distribution of Available Cash for such Quarter, then the distribution to the holders of the Incentive Distribution Rights shall be reduced, Pro Rata, to the extent necessary to cause the aggregate distribution to the holders of the Common Units to represent a majority of the aggregate distribution of Available Cash for such Quarter.

Section 6.4 Adjustment of Target Distribution Levels. The Target Distributions, Common Unit Arrearages and Cumulative Common Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Membership Interests in accordance with Section 5.7. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Target Distributions shall be reduced in the same proportion that the distribution had to the fair market value of the Common Units prior to the announcement of the distribution. If the Common Units are publicly traded on a National Securities Exchange, the fair market value will be the Current Market Price before the announcement of the distribution. If the Common Units are not publicly traded, the fair market value will be determined by the Board of Directors.

Section 6.5 Special Provisions Relating to the Holders of Subordinated Units. Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in distributions made with respect to Common Units.

Section 6.6 Special Provisions Relating to the Holders of Incentive Distribution Rights. Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall possess the rights and obligations provided in this Agreement with respect to a Non-Transocean Member pursuant to Articles III and VII and (b) shall not (i) be entitled to vote on the election of Elected Directors or (ii) be entitled to any distributions other than as provided in Sections 6.2(a)(v), 6.2(a)(vi) and 6.2(a)(vii), 6.2(b)(iii), 6.2(b)(iv) and 6.2(b)(v), and 12.4.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

(a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be vested exclusively and irrevocably in the members of the Board of Directors and, subject to the direction of the Board of Directors and in accordance with the provisions of Section 7.8, the Officers. Neither the Transocean Member (except as otherwise expressly provided in this Agreement) nor any Non-Transocean Member shall have any management power over the business and affairs of the Company. Thus, except as expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of the members of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers. The Transocean Member shall not be a “manager” as defined in the Marshall Islands Act. Each of the members of the Board of Directors shall be a “manager” as defined in the Marshall Islands Act and shall have all powers of a manager under the Marshall Islands Act; provided, however, that the members of the Board of Directors may only act in such capacity through the Board of Directors or a duly authorized committee thereof and in accordance with Section 7.2(f). In addition to the powers that now or hereafter can be granted to managers under the Marshall Islands Act and to all other powers granted under any other provision of this Agreement, subject to Section 7.11, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(ii) the acquisition, disposition or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause (ii) being subject, however, to any prior approval that may be required by Section 7.11 and the requirements of Article XIV);

(iii) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group; subject to Section 7.14, the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company Group and the making of capital contributions to any member of the Company Group;

(v) the selection and dismissal of officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, the creation and operation of employee benefit plans, employee programs and employee practices;

(vi) the maintenance of insurance for the benefit of the Company and the Members;

(vii) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(viii) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(ix) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Membership Interests from, or requesting that trading be suspended on, any such exchange;

(x) unless restricted or prohibited by Section 5.4, the purchase, sale or other acquisition or disposition of Membership Interests, or the issuance of Derivative Membership Interests;

(xi) the undertaking of any action in connection with the Company’s participation in any Group Member; and

(xii) the entering into of agreements with any of its Affiliates to render services to a Group Member.

(b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Marshall Islands Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Membership Interests hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement, Master Services Agreements, the Credit Agreement, the Working Capital Note Payable, any Group Member Agreement of any other Group Member and the other agreements described in or filed as exhibits to the IPO Registration Statement that are related to the transactions contemplated by the IPO Registration Statement; and (ii) agrees that the execution, delivery or performance by the Company, the Board of Directors, the Transocean Member, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the Transocean Member or any Affiliate of the Transocean Member of the rights accorded pursuant to Article XV) shall not constitute a breach by the Board of Directors or the Transocean Member of any duty that the Board of Directors or the Transocean Member may owe the Company or the Non-Transocean Members or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2 The Board of Directors; Election and Appointment; Term; Manner of Acting.

(a) As of the Closing Date, the Board of Directors consists of the following three individuals, all of whom shall serve until the 2015 Annual Meeting and each of whom is an Elected Director: Esa Ikäheimonen, Kathleen S. McAllister and Glyn A. Barker. After the Closing Date and prior to the 2015 Annual Meeting, (i) such Elected Directors may elect an additional Elected Director and (ii) the Transocean Member may appoint three additional directors as Appointed Directors; provided, that the number of Elected Directors must, immediately after such appointment, exceed the number of Appointed Directors. Following the 2015 Annual Meeting, the Board of Directors shall consist of seven individuals, three of whom shall be Appointed Directors and four of whom shall be Elected Directors.

(b) Prior to the Transocean Classification Election Date, each director shall serve for a term ending on the next succeeding Annual Meeting and, notwithstanding the foregoing, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. The “Transocean Classification Election Date” shall occur upon the effectiveness of the notice by the Transocean Member that it has elected to cause the Board of Directors to become a classified board as specified in this Section 7.2(b). Such date shall be the date of receipt of such notice unless otherwise specified by the Transocean Member in such notice to be a different date within 180 days following the date of receipt of such notice. Solely upon the written consent of the Transocean Member, the following provisions set forth in this paragraph to classify the Board of Directors shall take place effective upon and commencing as of the Transocean Classification Election Date. The Elected Directors shall be divided into three classes: Class I, Class II and Class III. Each Elected Director shall serve for a term ending on the third succeeding Annual Meeting following the Annual Meeting at which directors of that class were elected; provided, however, that the Elected Directors first designated as Class I directors shall serve for a term expiring at the Annual Meeting next following the date of their designation as Class I directors, the Elected Directors first designated as Class II directors shall serve for a term expiring at the second Annual Meeting next following the date of their designation as Class II directors, and the Elected Directors first designated as Class III directors shall serve for a term expiring at the third Annual Meeting next following the date of their designation as Class III directors. Each such Elected Director shall hold office until the Annual Meeting at which that director’s term expires and, notwithstanding the foregoing, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. To the extent practicable, the determination of which directors shall initially serve in which class shall be made by the Board of Directors prior to the Transocean Classification Election Date and such determination shall be made promptly upon the Transocean Member’s notice to the Board of Directors that it intends to deliver a notice of election causing a Transocean Classification Election Date; however, if no such determination has been made by such date, the determination will be made by the Board of Directors as soon as practicable after the Transocean Classification Election Date. Without limiting the generality of the foregoing, the Board of Directors is authorized to assign Elected Directors already in office to Class I, Class II and Class III.

(c) Any vacancy on the Board of Directors shall be filled in accordance with Section 7.6.

(d) The successors of the initial members of the Board of Directors shall be appointed or elected, as the case may be, as follows:

(i) the Appointed Directors shall be appointed by the Transocean Member; and

(ii) the Elected Directors shall be elected at an Annual Meeting, beginning with the 2015 Annual Meeting, by a plurality of the votes of the Outstanding Common Units present in person or represented by proxy at the Annual Meeting. From and after the effective date of a request to the Company made by Non-Transocean Members owning 50% or more of the Outstanding Common Units (a “Cumulative Voting Request”) that cumulative voting be in effect for the election of Elected Directors as described in this Section 7.2(d)(ii), all the holders of Common Units that are entitled to vote for Elected Directors shall be entitled at all elections of Elected Directors to as many votes as shall equal the number of votes which (absent this provision as to cumulative voting) such holder would be entitled to cast for the election of Elected Directors with respect to such holder’s Common Units multiplied by the number of Elected Directors to be elected, and such holder may cast all of such votes for a single candidate for Elected Director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit. The effective date of a Cumulative Voting Request shall be the date of its receipt by the Company unless otherwise specified in such Cumulative Voting Request to be a different date within 180 days following the date of receipt of such Cumulative Voting Request. At any election of Elected Directors prior to the effective date of a Cumulative Voting Request, holders of Common Units receive one vote for each Common Unit.

(e) Each member of the Board of Directors appointed or elected, as the case may be, at an Annual Meeting shall hold office until the next succeeding Annual Meeting (or after the Transocean Classification Election Date and following the division of the Elected Directors into classes pursuant to Section 7.2(b), until the third succeeding Annual Meeting) and until his successor is duly elected or appointed, as the case may be, and qualified, or until his earlier death, resignation or removal.

(f) Each member of the Board of Directors shall have one vote. The vote of the majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the members of the Board of Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.3 Nominations of Elected Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in this Section 7.3 shall be eligible for election as, and to serve as, Elected Directors.

(i) Nominations of persons for election as Elected Directors may be made only at a meeting of the Members at which Elected Directors are to be elected (A) by or at the direction of the Board of Directors or (B) (if but only if the Board of Directors has determined that Elected Directors shall be elected at such meeting) by any Non-Transocean Member or Group of Non-Transocean Members that beneficially owns 10% or more of the Outstanding Common Units at the time of the giving of such Member’s or Group’s notice provided for in this Section 7.3 and on the record date for the determination of Common Unitholders entitled to vote at such meeting, who shall be entitled to vote at such meeting in the election of Elected Directors and who complies with the requirements of this Section 7.3. Clause (B) of the immediately preceding sentence shall be the exclusive means for a Non-Transocean Member or Group of Non-Transocean Members to make any nomination of a person or persons for election as an Elected Director at an Annual Meeting or special meeting. Any such nomination by a Non-Transocean Member or Group of Non-Transocean Members shall be preceded by timely advance notice in writing to the Secretary of the Company.

(ii) To be timely with respect to an Annual Meeting, such Non-Transocean Member’s or Group’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the meeting date of the immediately preceding Annual Meeting; provided, however, that (1) if the scheduled Annual Meeting is called for a date that is more than 30 days before or more than 70 days after such anniversary date, notice by such Non-Transocean Member or Group, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such Annual Meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was sent to Members of the class entitled to vote at such meeting or the day on which such public disclosure was made; and (2) if the number of Elected Directors to be elected at such Annual Meeting is increased and there is no prior notice or public disclosure by the Company naming all of the nominees for Elected Director or specifying the increased number of Elected Directors at least 100 days prior to such anniversary date, a Non-Transocean Member’s or Group’s notice required by this Section 7.3(a) shall also be considered timely, but only with respect to nominees for any new Elected Director positions created by such increase, if it shall be delivered to the principal executive offices of the Company not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was sent to Members of the class entitled to vote at such meeting or the day on which such public disclosure was made. To be timely with respect to a special meeting, such Non-Transocean Member’s or Group’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the close of business on the 60th day and not later than the close of business on the 40th day prior to the scheduled special meeting date; provided, however, that if less than 47 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such Non-Transocean Member or Group, to be timely, must be so delivered or received not later than the close of business on the seventh day following the earlier of the day on which the notice of such meeting was mailed to Members or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an Annual Meeting or special meeting or the announcement thereof commence a new time period for the giving of a Non-Transocean Member’s or Group’s notice as described in this Section 7.3(a)(ii).

(iii) Any such Non-Transocean Member’s or Group’s notice to the Secretary of the Company shall set forth (A) as to each person whom such Non-Transocean Member or Group proposes to nominate for election or re-election as an Elected Director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) a certification that such person meets the qualifications of an Elected Director, (4) a certification as to whether or not such person is a U.K. Tax Resident and such person intends to remain a U.K. Tax Resident throughout such person’s term of office, (5) a certification as to whether such person meets the criteria for service on the Conflicts Committee, (6) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of the Company in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as an Elected Director if elected), and (7) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Non-Transocean Member or Group giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective Affiliates and Associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Non-Transocean Member or Group and such beneficial owner(s), or any Affiliate or Associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (B) as to such Non-Transocean Member or Group giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and the proposed nominee, (1) the name and address of such Non-Transocean Member or Group, as they appear on the Company’s books, and of such beneficial owner, if any, and the name and address of any other Non-Transocean Members known by such Non-Transocean Member or Group to be supporting such nomination, (2) (I) the class or series and number of Membership Interests which are, directly or indirectly, owned beneficially and of record by such Non-Transocean Member or Group, such beneficial owner and such nominee, (II) any Derivative Instrument directly or indirectly owned beneficially by such Non-Transocean Member or Group, such beneficial owner and such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the Membership Interests of any class, (III) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such Non-Transocean Member, Group, beneficial owner or nominee with respect to any Membership Interests, (IV) any pledge by such Non-Transocean Member, Group, beneficial owner or nominee of any security of the Company or any short interest of such Non-Transocean Member, Group, beneficial owner or nominee in any security of the Company, (V) any rights to distributions or dividends on the Membership Interests owned beneficially by such Non-Transocean Member or Group, beneficial owner and nominee that are separated or separable from the underlying shares of capital stock of the Company, (VI) any proportionate interest in Membership Interests or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Non-Transocean Member, Group, beneficial owner or nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (VII) any performance-related fees (other than an asset-based fee) that such Non-Transocean Member, Group, beneficial owner or nominee is entitled to based on any increase or decrease in the value of the Membership Interests or Derivative Instruments, if any, as of the date of such notice, including for purposes of clauses (2)(I) through (2)(VII) above, any of the foregoing held by members of such Non-Transocean Member’s or Group’s, beneficial owner’s or nominee’s immediate family sharing the same household (which information shall be supplemented by such Non-Transocean Member or Group, beneficial owner, if any, and nominee not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (3) a representation that such Non-Transocean Member or Group is a Record Holder of Membership Interests entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (4) a description of all agreements, arrangements and understandings between such Non-Transocean Member, Group and beneficial owner, if any, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Non-Transocean Member or Group, (5) a representation whether the Non-Transocean Member, Group or the beneficial owner, if any, intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Outstanding Membership Interests required to approve or adopt the proposal or elect the nominee and/or (II) otherwise to solicit proxies or votes from Non-Transocean Members in support of such proposal or nomination, and (6) any other information relating to such Non-Transocean Member, Group, beneficial owner, if any, and nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Company in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such Non-Transocean Member’s or Group’s notice to the Secretary of the Company shall also include or be accompanied by, with respect to each nominee for election or reelection to as an Elected Director, a completed and signed questionnaire, representation and agreement required by Section 7.3(b). The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

(iv) A Non-Transocean Member or Group providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7.3(a) shall be true and correct as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Company not later than five Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment or postponement thereof). In addition, a Non-Transocean Member providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Company, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 7.3(a).

(b) To be eligible to be a nominee for election or reelection as an Elected Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 7.3(a)) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as an Elected Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as an Elected Director, with such person’s duties under this Agreement or applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as an Elected Director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as an Elected Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and unit ownership and trading policies and guidelines of the Company.

Section 7.4 Removal of Members of Board of Directors. Members of the Board of Directors may only be removed as follows:

(a) Any Appointed Director may be removed at any time, (i) without Cause, only by the Transocean Member and, (ii) with Cause, by (x) the Transocean Member or (y) by the affirmative vote of the holders of a majority of the Outstanding Units at a properly called meeting of the Non-Transocean Members.

(b) Any Elected Director may be removed at any time, with Cause, only by the affirmative vote of a majority of the other members of the Board of Directors or at a properly called meeting of the Non-Transocean Members only by the affirmative vote of the holders of a majority of the Outstanding Common Units.

Section 7.5 Resignations of Members of the Board of Directors. Any member of the Board of Directors may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the time specified therein.

Section 7.6 Vacancies on the Board of Directors. Vacancies on the Board of Directors may be filled only as follows:

(a) If any Appointed Director is removed, resigns or is otherwise unable to serve as a member of the Board of Directors, or a vacancy otherwise exists, the Transocean Member shall appoint an individual to fill the vacancy.

(b) If any Elected Director is removed, resigns or is unable to serve as a member of the Board of Directors, or a vacancy otherwise exists, the vacancy shall be filled by an individual who meets the criteria for service as an Elected Director and is elected by a majority of the Elected Directors then serving.

(c) A director appointed or elected pursuant to this Section 7.6 to fill a vacancy shall be appointed or elected, as the case may be, for not longer than the unexpired term of his predecessor in office and notwithstanding the foregoing shall serve until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal.

Section 7.7 Meetings; Committees; Chairman.

(a) Regular meetings of the Board of Directors shall be held at such times as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer and shall be called by the Secretary upon the written request of two members of the Board of Directors, on at least 48 hours prior written notice to the other members. Regular and special meetings shall be held in the U.K. unless due to the limited advance notice of such meeting or other circumstances, it would be impractical for the meeting to be held in the U.K. Any notice of a special meeting, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a member of the Board of Directors at a meeting (including pursuant to the penultimate sentence of this Section 7.7(a)) shall constitute a waiver of notice of such meeting, except where such member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are executed by not less than the minimum number of members of the Board of Directors required to approve such action, provided, that a majority of the Board of Directors executing such consent or consents must be physically present in the U.K. at the time of his or her execution of such consent or consents. Members of the Board of Directors may participate in and hold meetings by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear and speak to each other, and participation in such meetings shall constitute presence in person at the meeting, provided that, any such meeting shall be initiated from (and a plurality of the participating members of the Board of Directors shall be physically located at) the location described in the third sentence of this Section 7.7(a). The Board of Directors may establish any additional rules governing the conduct of its meetings that are not inconsistent with the provisions of this Agreement.

(b) The Board of Directors shall appoint the members of the Audit Committee and the Conflicts Committee. The Audit Committee and the Conflicts Committee shall, in each case, perform the functions delegated to it pursuant to the terms of this Agreement and such other matters as may be delegated to it from time to time by resolution of the Board of Directors. The Board of Directors, by a majority of the whole Board of Directors, may appoint one or more additional committees of the Board of Directors to consist of one or more members of the Board of Directors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Directors (including in respect of Section 7.1) with respect to the management of the business and affairs of the Company as may be provided in a resolution of the Board of Directors. Any committee designated pursuant to this Section 7.7(b) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places, consistent with the requirements as to the location of meetings of the Board, as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the taking of any action. Any action required or permitted to be taken at a meeting of any such committee may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are executed by not less than the minimum number of members of such committee required to approve such action, provided, that a majority of the members of such committee executing such consents or consents must be physically present in the U.K. at the time of his or her execution of such consent or consents. Subject to the first sentence of this Section 7.7(b), the Board of Directors may designate one or more members of the Board of Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Subject to the first sentence of this Section 7.7(b), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(c) The Appointed Directors may designate one of the members of the Board of Directors as Chairman of the Board of Directors. The initial Chairman of the Board of Directors shall be Esa Ikäheimonen. The Chairman of the Board of Directors, if any, and if present and acting, shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board of Directors, another member of the Board of Directors designated by the Appointed Directors shall preside. If, at any time, in accordance with Section 7.2(a), the Board of Directors consists solely of Elected Directors, the Board of Directors may designate one of its members as Chairman of the Board of Directors and shall, in the absence of the Chairman of the Board of Directors at a meeting of the Board of Directors, designate another member of the Board of Directors to preside at the meeting.

Section 7.8 Officers.

(a) The Board of Directors, as set forth below, shall appoint or designate agents of the Company, referred to as “Officers” of the Company as described in this Section 7.8. Such Officers may be employed by any Group Member directly or may be employed by one or more third parties, including Transocean Ltd. and its Affiliates, and designated by the Board of Directors to perform officer functions for the benefit of the Company.

(b) The Board of Directors shall appoint or designate such Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold such titles as shall be determined from time to time by the Board of Directors. Such officers shall exercise such powers and authority and perform such duties as generally pertain to their offices, except as modified herein or as shall be determined from time to time by resolution of the Board of Directors. The Officers may include an Executive Chairman or Chairman of the Board of Directors, an Executive Vice Chairman or Vice Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, any and all Vice Presidents, a Secretary, any and all Assistant Secretaries, a Treasurer, any and all Assistant Treasurers and any other Officers appointed or designated by the Board of Directors pursuant to this Section 7.8. Any person may hold two or more offices.

(c) The Officers, including any Officer employed by a third party and designated by the Board of Directors to perform officer services for the benefit of the Company, shall be appointed by the Board of Directors at such time and for such terms as the Board of Directors shall determine. Any Officer may be removed, with or without Cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

(d) The Board of Directors may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(e) Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

Section 7.9 Compensation of Directors. The members of the Board of Directors who are not employees of the Company Group, the Transocean Member or its Affiliates shall receive such compensation for their services as members of the Board of Directors or members of a committee of the Board of Directors shall determine. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

Section 7.10 Certificate of Formation. The Initial Transocean Member has caused the Certificate of Formation to be filed with the Registrar of Corporations of the Marshall Islands as required by the Marshall Islands Act. The Board of Directors shall use all commercially reasonable efforts to cause to be filed such other certificates or documents that the Board of Directors determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the Marshall Islands or any other jurisdiction in which the Company may elect to do business or own property. To the extent the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall cause to be filed amendments to and restatements of the Certificate of Formation and cause to be done all things to maintain the Company as a limited liability company under the laws of the Marshall Islands or of any other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 7.11 Restrictions on the Authority of the Board of Directors. Except as provided in Articles XII and XIV, the Board of Directors may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests in the Company’s Subsidiaries) without the approval of a Unit Majority; provided, however, that this provision shall not preclude or limit the ability of the Board of Directors to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.12 Reimbursement of the Transocean Member.

(a) Except as provided in this Section 7.12, elsewhere in this Agreement and in the Master Services Agreements, the Transocean Member shall not be compensated for its services.

(b) The Transocean Member shall be reimbursed on a monthly basis, or such other basis as the Board of Directors may determine, for any direct and indirect expenses it incurs that are allocable to the Company Group or payments it makes on behalf of the Company Group. The Board of Directors shall determine the expenses that are allocable to the Company Group. Reimbursements pursuant to this Section 7.12 shall be in addition to any reimbursement to the Transocean Member as a result of indemnification pursuant to Section 7.15.

(c) Subject to the applicable rules and regulations of the National Securities Exchange on which the Common Units are listed, the Board of Directors, without the approval of the Members (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Membership Interests or Derivative Membership Interests), or cause the Company to issue Membership Interests or Derivative Membership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the Company, the Transocean Member or any of its Affiliates, in each case for the benefit of employees and directors of the Company, the Transocean Member, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Company Group. The Company agrees to issue and sell to the Transocean Member or any of its Affiliates any Membership Interests or Derivative Membership Interests that the Transocean Member or such Affiliates are obligated to provide to any employees and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the Transocean Member or its Affiliates in connection with any such plans, programs and practices (including the net cost to the Transocean Member or such Affiliates of Membership Interests or Derivative Membership Interests purchased by the Transocean Member or such Affiliates from the Company or otherwise to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.12(b). Any and all obligations of the Transocean Member or its Affiliates under any employee benefit plans, employee programs or employee practices adopted by the Transocean Member as permitted by this Section 7.12(c) shall constitute obligations of the Transocean Member hereunder and shall be assumed by any successor Transocean Member approved pursuant to Sections 11.1 or 11.2 or the transferee of or successor to all of the Transocean Member’s Transocean Member Interest pursuant to Section 4.6.

Section 7.13 Outside Activities.

(a) Except as specifically restricted by the Omnibus Agreement, each Unrestricted Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member or any Member. No such business interest or activity shall constitute a breach of this Agreement, the Omnibus Agreement or any related agreement or any fiduciary duty or other duty existing at law, in equity or otherwise, or obligation of any type whatsoever to any Group Member, any Member, or any other Persons who have acquired an interest in a Membership Interest or are otherwise bound by this Agreement. Notwithstanding anything to the contrary in this Agreement, (i) the possessing of competitive interests and engaging in competitive activities by any Unrestricted Person in accordance with the provisions of this Section 7.13 is hereby approved by the Company and all Members and any other Persons who have acquired an interest in a Membership Interest or are otherwise bound by this Agreement and (ii) it shall be deemed not to be a breach of any duty (including any fiduciary duties that may be applicable) or any other obligation of any type whatsoever by any Unrestricted Person for the Unrestricted Persons to engage in such business interests and activities in preference to or to the exclusion of the Company.

(b) Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to an Unrestricted Person (including the Transocean Member) and, subject to the terms of Section 7.13(a) and the Omnibus Agreement, no Unrestricted Person (including the Transocean Member) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company, and, subject to the terms of Section 7.13(a) and the Omnibus Agreement, such Unrestricted Person (including the Transocean Member) shall not be liable to the Company or other Group Member, to another Member or any other Persons who have acquired an interest in a Membership Interest or are otherwise bound by this Agreement for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that such Unrestricted Person (including the Transocean Member) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company; provided, that such Unrestricted Person does not engage in such business or activity as a result of using confidential or proprietary information provided by or on behalf of the Company to such Unrestricted Person which confidential or proprietary information was designated in writing as confidential or proprietary and solely for the use of the Company Group.

(c) The Transocean Member and each of its Affiliates may own and acquire Units or other Membership Interests in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Membership Interests acquired by them. The term “Affiliates” as used in this Section 7.13(c) with respect to the Transocean Member shall not include any Group Member.

Section 7.14 Loans from the Transocean Member; Loans or Contributions from the Company or Group Members.

(a) The Transocean Member or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the Transocean Member or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the Transocean Member and the Board of Directors may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the Transocean Member and the Board of Directors. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.14(a) and Section 7.14(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b) The Company may lend or contribute to any Group Member, and any Group Member may borrow from the Company, funds on terms and conditions determined by the Board of Directors.

(c) No borrowing by any Group Member or the approval thereof by the Transocean Member or the Board of Directors shall be deemed to constitute a breach of any duty, expressed or implied, of the Transocean Member or its Affiliates or the Board of Directors to the Company or the Non-Transocean Members by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (i) enable distributions to the Transocean Member or its Affiliates (including in their capacities as Non-Transocean Members) to exceed the Transocean Member’s Percentage Interest of the total amount distributed to all members or (ii) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units.

Section 7.15 Indemnification.

(a) To the fullest extent permitted by the Marshall Islands Act but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.15, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, that no indemnification pursuant to this Section 7.15 shall be available to the Transocean Member or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement. Any indemnification pursuant to this Section 7.15 shall be made only out of the assets of the Company, it being agreed that the Transocean Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by the Marshall Islands Act, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.15(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.15.

(c) The indemnification provided by this Section 7.15 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Non-Transocean Member Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Company may purchase and maintain (or reimburse the Transocean Member or its Affiliates for the cost of) insurance, on behalf of the Board of Directors and the Transocean Member, its Affiliates and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement or law.

(e) For purposes of this Section 7.15, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.15(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) In no event may an Indemnitee subject the Non-Transocean Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.15 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.15 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.15 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.16 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, any Group Member Agreement, under the Marshall Islands Act or any other law, rule or regulation or at equity, to the fullest extent allowed by law, no Indemnitee or any of its employees or Persons acting on its behalf shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired an interest in a Membership Interest or are otherwise bound by this Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of any act or omission of an Indemnitee or any of its employees or Persons acting on its behalf unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee or any of its employees or Persons acting on its behalf acted in bad faith or engaged in fraud or willful misconduct and, in the case of a criminal matter, acted with knowledge that conduct was unlawful.

(b) Subject to their obligations and duties as members of the Board of Directors set forth in Section 7.1(a), members of the Board of Directors may exercise any of the powers granted to them and perform any of the duties imposed upon them hereunder either directly or by or through its agents, and the members of the Board of Directors shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors if such appointment was not made in bad faith.

(c) To the extent that, at law or in equity, an Indemnitee or any of its employees or Persons acting on its behalf has duties (including fiduciary duties) and liabilities relating thereto to the Company, to the Members, or to any other Persons who have acquired an interest in a

Membership Interest or are otherwise bound by this Agreement, the Transocean Member and any other Indemnitee or any of its employees or Persons acting on its behalf acting in connection with the Company’s business or affairs shall not be liable to the Company, to any Member or to any other Persons who have acquired an interest in a Membership Interest or are otherwise bound by this Agreement for its good faith reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.16 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of an Indemnitee or any of its employees or Persons acting on its behalf under this Section 7.16 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.17 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the Transocean Member or any of its Affiliates or Associates, or any Indemnitee, on the one hand, and the Company, any Group Member or any Member, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the Transocean Member and its Affiliates), (iii) determined by the Board of Directors to be on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iv) determined by the Board of Directors to be fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Board of Directors may but shall not be required in connection with the resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval or Unitholder approval. Whenever the Board of Directors makes a determination to refer or not to refer any potential conflict of interest to the Conflicts Committee for Special Approval or to seek or not to seek Unitholder approval, then the Board of Directors shall be entitled, to the fullest extent permitted by law, to make such determination free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member, and the Board of Directors shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under Marshall Islands law or any other law, rule or regulation or at equity, and the Board of Directors in making such determination shall be permitted to do so in its sole and absolute discretion. If Special Approval is sought or obtained, then, it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if neither Special Approval nor Unitholder approval is sought or obtained and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above or that a director satisfies the eligibility requirements to be a member of the Conflicts Committee, then it shall be presumed that, in making its decision, the Board of Directors, acted in good faith. In any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the Board of Directors, any action by the Board of Directors in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the IPO Registration Statement and any actions of the Transocean Member or any of its Affiliates or Associates or any other Indemnitee taken in connection therewith are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty.

(b) Whenever the Board of Directors or any committee thereof (including the Conflicts Committee) or any of the Company’s Officers makes a determination or takes or declines to take any other action, or any Affiliate or Associate of the Company or any other Indemnitee causes the Board of Directors, or any committee thereof, or any Officer to do so, whether under this Agreement, any Group Member Agreement or any other agreement, then, unless another express standard is provided for in this Agreement, the Board of Directors, such committee or such Officer, or such Affiliate, Associate or Indemnitee causing the Board of Directors, such committee or such Officer to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under Marshall Islands law or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the Person or Persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is in, or not adverse to, the best interests of the Company Group; provided, however, that if the Board of Directors is making a determination or taking or declining to take an action pursuant to clause (iii) or clause (iv) of the first sentence of Section 7.17(a), then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the Board of Directors making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (iii) or clause (iv) of the first sentence of Section 7.17(a), as applicable. Further, the Company’s Officers and Directors shall be deemed to be acting in good faith if they decline to cause the Company to undertake a transaction that the Company’s Officers and Directors believe is a transaction that would likely have a material adverse effect on the ability of the Transocean Member or its Affiliates to comply with the terms of the debt of the Transocean Member or its Affiliates.

(c) Whenever the Transocean Member makes a determination or takes or declines to take any other action in its capacity as a Member, or any of its Affiliates causes it to do so, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the Transocean Member, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation existing at law, in equity or otherwise whatsoever to the Company or any Member, any Record Holder, any Person who acquires an interest in a Membership Interest or any Person otherwise bound by this Agreement, and to the fullest extent permitted by law, the Transocean Member, or such Affiliates causing it to do so, shall not be required to act in good faith or in the best interests of the Company or any Member, any Record Holder, any Person who acquires an interest in a Membership Interest or any other Person or pursuant to any other standard or duty imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity.

(d) Notwithstanding anything to the contrary in this Agreement, the Transocean Member and its Affiliates shall have no duty or obligation, express or implied, to (i) approve the sale or other disposition of any asset of the Company Group (if such approval is required pursuant to Section 7.11) or (ii) permit any Group Member to use any facilities or assets of the Transocean Member and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Transocean Member or any of its Affiliates to enter into such contracts shall, in each case, be at its option.

(e) Except as expressly set forth in this Agreement or expressly required by Marshall Islands law, neither the Board of Directors nor any other Indemnitee shall have any duties (including fiduciary duties), obligations or liabilities existing at law, in equity or otherwise whatsoever to the Company, any Member, any Person who acquires an interest in a Membership Interest or any other Person who becomes bound by this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities, including fiduciary duties, of the Board of Directors or any other Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Board of Directors or such other Indemnitee.

(f) The Unitholders hereby authorize the Board of Directors, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 7.17.

Section 7.18 Other Matters Concerning the Board of Directors.

(a) The Board of Directors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Board of Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Board of Directors reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c) The Transocean Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Company.

Section 7.19 Purchase or Sale of Membership Interests. The Board of Directors may cause the Company to purchase or otherwise acquire Membership Interests or Derivative Membership Interests; provided, however, that the Board of Directors may not cause any Group Member to purchase Subordinated Units during the Subordination Period. As long as Membership Interests are held by any Group Member, such Membership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The Transocean Member or any Affiliate of the Transocean Member may purchase or otherwise acquire and sell or otherwise dispose of Membership Interests for its own account, subject to the provisions of Articles IV and X.

Section 7.20 Registration Rights of the Transocean Member and its Affiliates.

(a) Demand Registration. Upon receipt of a Notice from any Holder or Holders that hold at least 25% of the then Outstanding Registrable Securities at any time after the 180th day after the Closing Date, the Company shall file with the Commission as promptly as reasonably practicable a registration statement under the Securities Act (each, a “Registration Statement”) providing for the resale of the Registrable Securities identified in such Notice, which may, at the option of the Holder giving such Notice, be a Registration Statement that provides for the resale of the Registrable Securities from time to time pursuant to Rule 415 under the Securities Act. The Company shall notify all Holders of such Notice at least 15 days prior to the filing date. The Company shall not be required pursuant to this Section 7.20(a) to file more than one Registration Statement in any 12-month period nor to file more than six Registration Statements in the aggregate. The Company shall use commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the initial filing of the Registration Statement and to remain effective and available for the resale of the Registrable Securities by the Selling Holders named therein until the earlier of (i) six months following such Registration Statement’s effective date and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold. In the event one or more Holders request in a Notice to dispose of Registrable Securities pursuant to a Registration Statement in an Underwritten Offering and such Holder or Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least $30.0 million in the aggregate, the Company shall retain underwriters that are reasonably acceptable to such Selling Holders in order to permit such Selling Holders to effect such disposition through an Underwritten Offering; provided the Company shall have the exclusive right to select the bookrunning managers. The Company and such Selling Holders shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Company and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Registrable Securities therein, including indemnification of the underwriters and representations and covenants, in each case upon customary terms. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. In the event that the managing underwriter of such Underwritten Offering advises the Company and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect. Any Holder may withdraw from such Underwritten Offering by notice to the Company and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering.

(b) Piggyback Registration. At any time after the 180th day after the Closing Date, if the Company shall propose to file a Registration Statement (other than pursuant to a demand made pursuant to Section 7.20(a)) for an offering of Membership Interests for cash (other than an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement that does not permit secondary sales), the Company shall notify all Holders of such proposal at least five Business Days before the proposed filing date. The Company shall use commercially reasonable efforts to include such number of Registrable Securities held by any Holder in such Registration Statement as each Holder shall request in a Notice received by the Company within two Business Days of such Holder’s receipt of the notice from the Company. If the Registration Statement about which the Company gives notice under this Section 7.20(b) is for an Underwritten Offering, then any Holder’s ability to include its desired amount of Registrable Securities in such Registration Statement shall be conditioned on such Holder’s inclusion of all such Registrable Securities in the Underwritten Offering; provided, however, that, in the event that the managing underwriter of such Underwritten Offering advises the Company and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect. In connection with any such Underwritten Offering, the Company and the Selling Holders involved shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Company and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Membership Interests therein, including indemnification of the underwriters and representations and covenants, in each case upon customary terms. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. Any Holder may withdraw from such Underwritten Offering by notice to the Company and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering. The Company shall have the right to terminate or withdraw any Registration Statement or Underwritten Offering initiated by it under this Section 7.20(b) prior to the effective date of the Registration Statement or the pricing date of the Underwritten Offering, as applicable.

(c) Sale Procedures. In connection with its obligations under this Section 7.20, the Company shall:

(i) furnish to each Selling Holder (A) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (B) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not have any obligation to provide any document pursuant to clause (B) hereof that is available on the Commission’s website;

(ii) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the managing underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(iii) promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (B) any written comments from the Commission with respect to any Registration Statement or any document incorporated by reference therein and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(iv) immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the occurrence of any event or existence of any fact (but not a description of such event or fact) as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (B) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a

Registration Statement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, subject to Section 7.20(f), the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; and

(v) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities or is otherwise customary in connection with the registration, underwriting or sale of securities, including the provision of comfort letters, legal opinions, lock-up agreements by the Company and its officers and directors and assistance in road shows, marketing and due diligence sessions, as are customary in such securities offerings.

(d) Suspension. Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 7.20(c)(iv), shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by such subsection or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

(e) Expenses. Except as set forth in an underwriting agreement for the applicable Underwritten Offering or as otherwise agreed between a Selling Holder and the Company, all costs and expenses of a Registration Statement filed or an Underwritten Offering that includes Registrable Securities pursuant to this Section 7.20 (other than underwriting discounts and commissions on Registrable Securities and fees and expenses of counsel and advisors to Selling Holders) shall be paid by the Company.

(f) Delay Right. Notwithstanding anything to the contrary herein, if the Board of Directors determines that the Company’s compliance with its obligations in this Section 7.20 would be detrimental to the Company because such registration would (x) materially interfere with a significant acquisition, merger, disposition, reorganization or other similar transaction involving the Company, (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) render the Company unable to comply with requirements under applicable securities laws, then the Company shall have the right to postpone compliance with such obligations for a period of not more than six months; provided, however, that such right may not be exercised more than twice in any 24-month period.

(g) Indemnification.

(i) In addition to and not in limitation of the Company’s obligation under Section 7.15, the Company shall, to the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, indemnify and hold harmless each Selling Holder, its officers, directors and each Person who controls the Selling Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.20(g) as a “Claim” and in the plural as “Claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus under which any Registrable Securities were registered or sold by such Selling Holder under the Securities Act, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Holder specifically for use in the preparation thereof.

(ii) Each Selling Holder shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, the Transocean Member, the Officers and Directors and each Person who controls the Company or the Transocean Member (within the meaning of the Securities Act) and any agent thereof to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement, preliminary prospectus, final prospectus or free writing prospectus.

(iii) The provisions of this Section 7.20(g) shall be in addition to any other rights to which an Indemnified Person may be entitled under law, equity, contract or otherwise.

(h) Specific Performance. Damages in the event of breach of Section 7.20 by the Company or any Holder may be difficult, if not impossible, to ascertain, and it is therefore agreed that the Company and each Holder, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and the Company and each Holder hereby waives, to the fullest extent permitted by law, any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 7.21 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any such Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member, each other Person who acquires an interest in a Membership Interest and each other Person who becomes bound by this Agreement hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any such Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any such Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any such Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors, the Officers or representatives of the Company authorized by the Board of Directors shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting. The Company shall keep or cause to be kept appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Non-Transocean Members any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Units or other Membership Interests, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Company shall not be required to keep books maintained on a cash basis and the Company shall be permitted to calculate cash-based measures, including Operating Surplus and Adjusted Operating Surplus, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the Company determines to be necessary or appropriate.

Section 8.2 Fiscal Year. The fiscal year of the Company shall be a fiscal year ending December 31.

Section 8.3 Reports.

(a) As soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Company, the Company shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Company’s or the Commission’s website), to each Record Holder of a Unit as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Company equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Directors.

(b) As soon as practicable, but in no event later than 50 days after the close of each Quarter except the last Quarter of each fiscal year, the Company shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Company’s or the Commission’s website), to each Record Holder of a Unit, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the Board of Directors determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1 Tax Elections and Information.

(a) The Company is authorized and shall make a protective election to be treated as an association taxable as a corporation for United States federal income tax purposes, effective on or before the Closing Date. Except as otherwise provided herein, the Board of Directors or their designees shall determine whether the Company should make any other elections permitted by any applicable tax law.

(b) The tax information reasonably required by Record Holders generally for United States federal income tax reporting purposes with respect to a calendar taxable year shall be furnished to them within the time prescribed by applicable governmental requirements.

Section 9.2 Tax Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required or advisable to cause the Company and other Group Members to comply with any withholding requirements with respect to any tax established under any applicable law or administrative practice. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount with respect to a distribution or payment to or for the benefit of any Member, the Board of Directors may treat the amount withheld as a distribution of cash to such Member in the amount of such withholding from such Member.

Section 9.3 Conduct of Operations. The Board of Directors shall conduct the affairs of the Company such that the Company shall be resident in the U.K. for tax purposes.

ARTICLE X

ADMISSION OF MEMBERS

Section 10.1 Admission of Initial Non-Transocean Members. Upon the issuance by the Company of Common Units, Subordinated Units and Incentive Distribution Rights to the Transocean Member and the Underwriters as described in Sections 5.1 and 5.2, the Board of Directors shall admit such parties to the Company as Initial Non-Transocean Members in respect of the Common Units, Subordinated Units or Incentive Distribution Rights issued to them.

Section 10.2 Admission of Additional Non-Transocean Members.

(a) From and after the Closing Date, by acceptance of the transfer of any Non-Transocean Member Interests in accordance with Article IV or the acceptance of any Non-Transocean Member Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, each transferee of, or other such Person acquiring, a Non-Transocean Member Interest (including any nominee holder or an agent or representative acquiring such Non-Transocean Member Interests for the account of another Person) (i) shall be admitted to the Company as a Non-Transocean Member with respect to the Non-Transocean Member Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Company and such Non-Transocean Member becomes the Record Holder of the Non-Transocean Member Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Non-Transocean Member Interests and the admission of any new Non-Transocean Member shall not constitute an amendment to this Agreement. A Person may become a Non-Transocean Member or Record Holder of a Non-Transocean Member Interest without the consent or approval of any of the Members. A Person may not become a Non-Transocean Member until such Person acquires a Non-Transocean Member Interest and until such Person is reflected in the books and records of the Company as the Record Holder of such Non-Transocean Member Interest.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Company shall update its books and records from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c) Any transfer of a Non-Transocean Member Interest shall not entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Non-Transocean Member pursuant to Section 10.2(a).

Section 10.3 Admission of Successor Transocean Member. A successor Transocean Member approved pursuant to Sections 11.1 or 11.2 or the transferee of or successor to all or part of the Transocean Member Interest pursuant to Section 4.6 who is proposed to be admitted as a successor Transocean Member shall be admitted to the Company as the Transocean Member, effective immediately prior to the withdrawal or removal of the predecessor or transferring Transocean Member, pursuant to Sections 11.1 or 11.2 or the transfer of the Transocean Member Interest pursuant to Section 4.6; provided, however, that no such Person shall be admitted to the Company as a successor or additional Transocean Member until compliance with the terms of Section 4.6 has occurred and such Person has executed and delivered such other documents or instruments as may be required to effect such admission.

Section 10.4 Amendment of Agreement and Certificate of Formation. To effect the admission to the Company of any Member, the Board of Directors shall take all steps necessary or appropriate under the Marshall Islands Act to amend the records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Board of Directors shall prepare and file an amendment to the Certificate of Formation.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF MEMBERS

Section 11.1 Withdrawal of the Transocean Member.

(a) The Transocean Member shall be deemed to have withdrawn from the Company upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i) The Transocean Member voluntarily withdraws from the Company by giving written notice to the other Members;

(ii) The Transocean Member transfers all of its Transocean Member Interest pursuant to Section 4.6;

(iii) The Transocean Member is removed pursuant to Section 11.2;

(iv) The Transocean Member (A) makes a general assignment for the benefit of creditors; (B) files a voluntary petition in bankruptcy; (C) files a voluntary petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Transocean Member in a proceeding of the type described in clauses (A), (B) or (C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidating trustee of the Transocean Member or of all or any substantial part of its properties;

(v) The Transocean Member is adjudged bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding; or

(vi) (A) in the event the Transocean Member is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the expiration of 90 days after the date of notice to the Transocean Member of revocation without a reinstatement of its charter; (B) in the event the Transocean Member is a partnership or a limited liability company, the dissolution and commencement of winding up of the Transocean Member; (C) in the event the Transocean Member is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the Transocean Member is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the Transocean Member.

If an Event of Withdrawal specified in Sections 11.1(a)(iv), 11.1(a)(v), 11.1(a)(vi)(A), 11.1(a)(vi)(B), 11.1(a)(vi)(C) or 11.1(a)(vi)(E) occurs, the withdrawing Transocean Member shall give notice to the Non-Transocean Members within 30 days after such occurrence. The Members hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Transocean Member from the Company. When used in this Agreement, “withdrawal” has the same meaning as “resignation” as established in the Marshall Islands Act.

(b) Withdrawal of the Transocean Member from the Company upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:

(i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, prevailing Eastern Time, on June 30, 2024, the Transocean Member voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Non-Transocean Members, such withdrawal to take effect on the date specified in the notice; provided, however, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the Transocean Member and its Affiliates);

(ii) at any time after 12:00 midnight, prevailing Eastern Time, on June 30, 2024, the Transocean Member voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice;

(iii) at any time that the Transocean Member ceases to be the Transocean Member pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or

(iv) notwithstanding clause (i) of this Section 11.1(b), at any time that the Transocean Member voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Non- Transocean Members, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the Transocean Member and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. If the Transocean Member gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor Transocean Member. If, prior to the effective date of the Transocean Member’s withdrawal, a successor is not selected by the Unitholders as provided herein, the Company shall be dissolved in accordance with Section 12.1 unless the business of the Company is continued pursuant to Section 12.2. Any successor Transocean Member elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2 Removal of the Transocean Member. The Transocean Member may be removed as the Transocean Member if such removal is approved by the Unitholders holding at least 66 2⁄3% of the Outstanding Units (including Units held by the Transocean Member and its Affiliates), voting as a single class. Any such action by such holders or the Board of Directors for removal of the Transocean Member must also provide for the election of a successor Transocean Member by a Unit Majority. Such removal shall be effective immediately following the admission of a successor Transocean Member pursuant to Section 10.3. Any successor Transocean Member elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

Section 11.3 Interest of Departing Transocean Member and Successor Transocean Member.

(a) In the event of (i) withdrawal of the Transocean Member under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the Transocean Member by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor Transocean Member is elected in accordance with the terms of Sections 11.1 or 11.2, (A) the Departing Transocean Member shall have the option, exercisable prior to the effective date of the departure of such Departing Transocean Member, to require its successor to purchase its Transocean Member Interest and its Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure and (B) the other holders of the Incentive Distribution Rights, if any, shall have the option, exercisable prior to the effective date of the departure of such Departing Transocean Member, to require such successor to purchase such holders’ Incentive Distribution Rights in exchange for an amount in cash equal to the fair market value of such Incentive Distribution Rights, such amount to be determined and payable as of the effective date of the Departing Transocean Member’s departure. If the Transocean Member is removed by the Unitholders under circumstances where Cause exists or if the Transocean Member withdraws under circumstances where such withdrawal violates this Agreement, and if a successor Transocean Member is elected in accordance with the terms of Sections 11.1 or 11.2 (or if the business of the Company is continued pursuant to Section 12.2 and the successor Transocean Member is not the former Transocean Member), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Transocean Member (or, in the event the business of the Company is continued, prior to the date the business of the Company is continued), to purchase the Combined Interest in exchange for an amount in cash equal to such fair market value of such Combined Interest of the Departing Transocean Member. In either event, the Departing Transocean Member shall be entitled to receive all reimbursements due such Departing Transocean Member pursuant to Section 7.12, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Transocean Member or its Affiliates (other than any Group Member) for the benefit of the Company or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Departing Transocean Member’s Combined Interest and the value of the Incentive Distribution Rights held by holders other than the Departing Transocean Member shall be determined by agreement between the Departing Transocean Member and its successor or, failing agreement within 30 days after the effective date of such Departing Transocean Member’s departure, by an independent investment banking firm or other independent expert selected by the Departing Transocean Member and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Transocean Member shall designate an independent investment banking firm or other independent expert, the Departing Transocean Member’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Transocean Member and the value of the Incentive Distribution Rights held by holders other than the Departing Transocean Member. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Company’s assets, the rights and obligations of the Departing Transocean Member and other factors it may deem relevant.

(b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Transocean Member (or its transferee) shall become a Non-Transocean Member and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Membership Interest (but subject to proportionate dilution by reason of the admission of its successor). For purposes of this Agreement, conversion of the Combined Interest of the Departing Transocean Member to Common Units will be characterized as if the Departing Transocean Member (or its transferee) contributed its Combined Interest to the Company in exchange for the newly issued Common Units.

Section 11.4 Termination of Subordination Period, Conversion of Subordinated Units and Extinguishment of Cumulative Common Unit Arrearages. Notwithstanding any provision of this Agreement, if the Transocean Member is removed as a member of the Company under circumstances where Cause does not exist and no Units held by the Transocean Member and its Affiliates are voted in favor of such removal, (i) the Subordination Period will end and all Subordinated Units will immediately and automatically convert into Common Units on a one-

for-one basis, (ii) all Cumulative Common Unit Arrearages on the Common Units will be extinguished, (iii) the Transocean Member will have the right to convert its Transocean Member Interest and its Incentive Distribution Rights into Common Units or to receive cash in exchange therefor, as provided in Section 11.3 and (iv) the other holders of the Incentive Distribution Rights, if any, will have the right to convert their Incentive Distribution Rights into Common Units or to receive cash in exchange therefor, as provided in Section 11.3.

Section 11.5 Withdrawal of Non-Transocean Members. No Non-Transocean Member shall have any right to withdraw from the Company; provided, however, that when a transferee of a Member’s Non-Transocean Member Interest becomes a Record Holder of the Non-Transocean Member Interest so transferred, such transferring Non-Transocean Member shall cease to be a Member with respect to the Non-Transocean Member Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution. The Company shall not be dissolved by the admission of additional Non-Transocean Members or by the admission of a successor or additional Transocean Member in accordance with the terms of this Agreement. Upon the removal or withdrawal of the Transocean Member, if a successor Transocean Member is elected pursuant to Sections 11.1 or 11.2, the Company shall not be dissolved and the Board of Directors shall continue the business of the Company. Subject to Section 12.2, the Company shall dissolve and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Board of Directors that is approved by a Unit Majority;

(b) at any time there are no Non-Transocean Members, unless the Company is continued without dissolution in accordance with the Marshall Islands Act and Section 12.2;

(c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Marshall Islands Act; or

(d) an Event of Withdrawal of the Transocean Member as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or unless a successor is elected as provided in Section 11.2 and such successor is admitted to the Company pursuant to Section 10.3.

Section 12.2 Continuation of the Business of the Company After Dissolution. Upon (a) dissolution of the Company following an Event of Withdrawal caused by the withdrawal or removal of the Transocean Member as provided in Sections 11.1(a)(i) or 11.1(a)(iii) and the failure of the Members to select a successor to such Departing Transocean Member pursuant to Sections 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Company upon an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iv), 11.1(a)(v) or 11.1(a)(vi), then, to the maximum extent permitted by the Marshall Islands Act, within 180 days thereafter, the holders of a Unit Majority may elect in writing to continue the business of the Company on the same terms and conditions set forth in this Agreement by appointing, effective as of the date of the Event of Withdrawal, as a successor Transocean Member a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Company shall dissolve and conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the Company shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii) if the successor Transocean Member is not the former Transocean Member, then the interest of the former Transocean Member shall be treated in the manner provided in Section 11.3; and

(iii) the successor Transocean Member shall be admitted to the Company as Transocean Member, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement.

Section 12.3 Liquidator. Upon dissolution of the Company, unless the business of the Company is continued pursuant to Section 12.2, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Transocean Member) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units, voting as a single class. The Liquidator (if other than the Transocean Member) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units, voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of at least a majority of the Outstanding Common Units and Subordinated Units, voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors and the Transocean Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.11) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 12.4 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to the Marshall Islands Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value, and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) The Liquidator shall first satisfy the liabilities of the Company. Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it deems appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) All property and all cash in excess of that required to discharge liabilities as provided in this Section 12.4 shall be distributed as follows:

(i) If the Current Market Price of the Common Units as of the date three trading days prior to the announcement of the proposed liquidation exceeds the Unrecovered Capital for a Common Unit plus the Cumulative Common Unit Arrearage:

(A) First, to all the Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to such Current Market Price of a Common Unit;

(B) Second, to all Unitholders holding Subordinated Units, Pro Rata, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to such Current Market Price of a Common Unit; and

(C) Thereafter, (x) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (y) 50% to all Unitholders, Pro Rata;

(ii) If the Current Market Price of the Common Units as of the date three trading days prior to the announcement of the proposed liquidation is equal to or less than the Unrecovered Capital for a Common Unit plus the Cumulative Common Unit Arrearage:

(A) First, to all the Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Unrecovered Capital for a Common Unit;

(B) Second, to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage;

(C) Third, to all Unitholders holding Subordinated Units, Pro Rata, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Unrecovered Capital for a Common Unit (as calculated prior to the distribution specified in clause (ii)(A) above); and

(D) Thereafter, (x) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (y) 50% to all Unitholders, Pro Rata.

(iii) Notwithstanding the foregoing, if the application of the formula in Sections 12.4(c)(i) or 12.4(c)(ii) would result in the holders of Common Units receiving, in the aggregate, less than a majority of the aggregate proceeds of liquidation, then the application of the proceeds of liquidation to the holders of the Incentive Distribution Rights shall be reduced, Pro Rata, to the extent necessary to cause the aggregate distribution to the holders of Common Units to represent a majority of the aggregate distribution of liquidation proceeds.

Section 12.5 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 12.4 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the Marshall Islands shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 12.6 Return of Contributions. The Transocean Member shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Non-Transocean Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 12.7 Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE XIII

AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT; MEETINGS;

RECORD DATE

Section 13.1 Amendments to be Adopted Without Approval of the Non-Transocean Members. The Transocean Member and each Non-Transocean Member agree that the Board of Directors, with the approval of the Transocean Member but without the approval of any Non-Transocean Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c) a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or other entity in which the Non-Transocean Members have limited liability under the laws of any jurisdiction;

(d) a change that the Board of Directors determines (i) does not adversely affect the Non-Transocean Members (including any particular class of Membership Interests as compared to other classes of Membership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority (including the Marshall Islands Act) or (B) facilitate the trading of the Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed, or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 5.7 or (iv) is required to effect the intent expressed in the IPO Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Board of Directors shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Company;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Company, the members of the Board of Directors, or the Transocean Member or its or their directors, officers, trustees or agents from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such regulations are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Membership Interests pursuant to Section 5.4;

(h) an amendment that the Board of Directors determines to be necessary or appropriate for the authorization of additional Membership Interests or rights to acquire Membership Interests, including any amendment that the Board of Directors determines is necessary or appropriate in connection with any modification of the Incentive Distribution Rights made in connection with the issuance of additional Membership Interests or rights to acquire Membership Interests, provided, that any such modifications to the Incentive Distribution Rights and the related issuance of Membership Interests have received Special Approval;

(i) any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(j) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(k) an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(l) a conversion, merger or conveyance pursuant to Section 14.3(d);

(m) any amendment to Section 7.3 (other than the first sentence of Section 7.3(a)(i)), Section 7.7, Section 7.8, Section 13.9(b) or Section 13.10; or

(n) any other amendments substantially similar to the foregoing.

Section 13.2 Amendment Procedures. Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by, or with the written consent of, the Board of Directors; provided, however, without limiting the generality of Section 2.4, that the Board of Directors shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Company or any Member, any Record Holder or any other Person and, in declining to propose an amendment, to the fullest extent permitted by applicable law shall not be required to act in good faith or in the best interests of the Company or any Member, any Record Holder or any other Person or pursuant to any other standard imposed by this Agreement (including pursuant to Section 7.17(b)), any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation. A proposed amendment shall be effective upon its approval by the Board of Directors, the Transocean Member and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by the Marshall Islands Act. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Board of Directors shall notify all Record Holders upon final adoption of any such proposed amendments. The Board of Directors shall be deemed to have notified all Record Holders as required hereby if it has either (i) filed such amendment with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such amendment is publicly available on such system or (ii) made such amendment available on any publicly available website maintained by the Company.

Section 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the Transocean Member and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4, increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced or increased, as applicable.

(b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Non-Transocean Member without its consent, unless such enlargement shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the Transocean Member or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c) Except as provided in Section 13.1 or Section 14.3, any amendment that would have a material adverse effect on the rights or preferences of any type or class of Membership Interests in relation to other classes of Membership Interests must be approved by the holders of not less than a majority of the Outstanding Membership Interests of the type or class affected. If the Board of Directors determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes of Membership Interests, as compared to other classes of Membership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Company obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Non-Transocean Member under applicable law.

(e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units voting as a single class.

Section 13.4 Meetings. All acts of Non-Transocean Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.

(a) Annual Meetings shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or as may otherwise be stated in the notice of the meeting.

(b) Special meetings of the Members may be called by (i) the Transocean Member, (ii) the Board of Directors or (iii) by the President or the Secretary upon the written request of Non-Transocean Members owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed.

(c) A request pursuant to Section 13.4(b)(iii) shall set forth as to each matter such Non-Transocean Member proposes to bring before the special meeting (i) a brief description of the proposal desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend this Agreement, the language of the proposed amendment), (ii) as to such Non-Transocean Member proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such Non-Transocean Member, as they appear on the Company’s books, and of such beneficial owner, if any, and the name and address of any other Non-Transocean Members known by such Non-Transocean Member to be supporting such business or proposal, (B)(1) the number of Membership Interests of any class which are, directly or indirectly, owned beneficially and of record by such Non-Transocean Member and such beneficial owner, (2) any Derivative Instrument directly or indirectly owned beneficially by such Non-Transocean Member and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the Membership Interests, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such Non-Transocean Member or beneficial owner with respect to any shares of any security of the Company, (4) any pledge by such Non-Transocean Member or beneficial owner of any security of the Company or any short interest of such Non-Transocean Member or beneficial owner in any security of the Company (for purposes of this Section 13.9(b) and Section 7.3, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to distributions or dividends on the Non-Transocean Member owned beneficially by such Non-Transocean Member and by such beneficial owner that are separated or separable from the underlying Membership Interests, (6) any proportionate interest in Membership Interests or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Non-Transocean Member or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such Non-Transocean Member or beneficial owner is entitled to based on any increase or decrease in the value of the Membership Interests or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by members of such Non-Transocean Member’s or beneficial owner’s immediate family sharing the same household, and (C) any other information relating to such Non-Transocean Member and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of such Non-Transocean Member and beneficial owner, if any, in such business or proposal, (iv) a representation that the Non-Transocean Member is a Record Holder entitled to vote at such meeting and that such Non-Transocean Member intends to appear in person or by proxy at the special meeting to bring such business before the meeting, (v) a description of all agreements, arrangements and understandings between such Non-Transocean Member and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such Non-Transocean Member and (vi) a representation whether the Non-Transocean Member or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Outstanding Membership Interests required to approve or adopt the proposal and/or (B) otherwise to solicit proxies or votes from Non-Transocean Members in support of such proposal. Upon receipt of such request and any related notice required by this Agreement, the Board of Directors shall set a date for the special meeting, set a record date in accordance with this Agreement, and shall cause an appropriate Officer to give the notice required under this Agreement. A meeting or special meeting shall be held at a time and place determined by the Board of Directors on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Non-Transocean Members shall not vote on matters that would cause the Non-Transocean Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Transocean Members’ limited liability under the Marshall Islands Act or the law of any other jurisdiction in which the Company is qualified to do business.

Section 13.5 Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1 at least 10 days in advance of such meeting. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6 Record Date. For purposes of determining the Non-Transocean Members entitled to notice of or to vote at a meeting of the Non-Transocean Members or to give approvals without a meeting as provided in Section 13.11, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Non-Transocean Members are requested in writing by the Board of Directors to give such approvals. If the Board of Directors does not set a Record Date, then (a) the Record Date for determining the Non-Transocean Members entitled to notice of or to vote at a meeting of the Non-Transocean Members shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Non-Transocean Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Board of Directors in accordance with Section 13.11.

Section 13.7 Postponement and Adjournment. Prior to the date upon which any meeting of Members is to be held, the Board of Directors may postpone such meeting one or more times for any reason by giving notice to each Member entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless the aggregate amount of such postponement shall be for more than 45 days after the original meeting date. Any meeting of Members may be adjourned by the Board of Directors one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No vote of the Members shall be required for any adjournment. A meeting of Members may be adjourned by the Board of Directors as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Non-Transocean Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Non-Transocean Member at a meeting shall constitute a waiver of notice of the meeting, except when the Non-Transocean Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9 Quorum and Voting.

(a) The holders of 33 1/3% of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the Transocean Member) represented in person or by proxy shall constitute a quorum at a meeting of Non-Transocean Members of such class or classes unless any such action by the Non-Transocean Members requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Non-Transocean Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Non-Transocean Members holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and present in person or by proxy at such meeting shall be deemed to constitute the act of the Non-Transocean Members, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, or the rules or regulations of any stock exchange applicable to the Company, or applicable law or pursuant to any regulation applicable to the Company or its securities, in which case the act of the Non-Transocean Members holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. Broker non-votes shall not be considered as Outstanding Units present and entitled to vote as to matters with respect to which no authority has been granted. The Non-Transocean Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Non-Transocean Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the Transocean Member).

(b) At an Annual Meeting, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. At a special meeting of Members of the Company, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such special meeting.

(i) To be properly brought before an Annual Meeting, business or proposals (other than any nomination of Elected Directors, which is governed by Section 7.3) must (A) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 13.5, (B) otherwise be properly brought before the Annual Meeting by or at the direction of the Board of Directors or (C) be properly brought before the meeting by a Non-Transocean Member notice provided for in this Section 13.9(b) who (1) is a Record Holder at the time of the giving of such notice and on the record date for the determination of Members entitled to vote at such Annual Meeting, (2) shall be entitled to vote at the Annual Meeting and (3) complies with the requirements of this Section 13.9(b), and otherwise be proper subjects for Member action and be properly introduced at the Annual Meeting. Clause (C) of the immediately preceding sentence shall be the exclusive means for a Non-Transocean Member to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 13.5) before an Annual Meeting.

(ii) For a proposal to be properly brought before an Annual Meeting by a Non-Transocean Member pursuant to this Section 13.9(b), in addition to any other applicable requirements, such Non-Transocean Member must have given timely advance notice thereof in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for Member action. To be timely, such Non-Transocean Member’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the meeting date of the immediately preceding Annual Meeting; provided, however, that if the scheduled Annual Meeting date is called for a date that is more than 30 days before or more than 70 days after such anniversary date, notice by such Non-Transocean Member, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such Annual Meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to Record Holders or the day on which such public disclosure was made. With respect to proposals and nominations brought before the 2015 Annual Meeting, for purposes of this Section 13.9(b) and Section 7.3, “the first anniversary of the meeting date of the immediately preceding Annual Meeting” shall be deemed to be May 15, 2015. In no event shall any adjournment, postponement or deferral of an Annual Meeting or the announcement thereof commence a new time period for the giving of a timely notice as described above.

(iii) Any such Non-Transocean Member’s notice to the Secretary of the Company shall set forth as to each matter such Non-Transocean Member proposes to bring before the Annual Meeting (A) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend this Agreement, the language of the proposed amendment), (B) as to such Non-Transocean Member proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (x) the name and address of such Non-Transocean Member, as they appear on the Company’s books, and of such beneficial owner, if any, and the name and address of any other Non-Transocean Members known by such Non-Transocean Member to be supporting such business or proposal, (y)(1) the number of Membership Interests of any class which are, directly or indirectly, owned beneficially and of record by such Non-Transocean Member and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class Membership Interests or with a value derived in whole or in part from the price, value or volatility of any class of Membership Interests or any derivative or synthetic arrangement having characteristics of a long position in any class of Membership Interests, whether or not such instrument or right shall be subject to settlement in the underlying class Membership Interests or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Non-Transocean Member and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the Membership Interests, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such Non-Transocean Member or beneficial owner with respect to any shares of any security of the Company, (4) any pledge by such Non-Transocean Member or beneficial owner of any security of the Company or any short interest of such Non-Transocean Member or beneficial owner in any security of the Company (for purposes of this Section 13.9(b) and Section 7.3, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to distributions or dividends on the Non-Transocean Member owned beneficially by such Non-Transocean Member and by such beneficial owner that are separated or separable from the underlying Membership Interests, (6) any proportionate interest in Membership Interests or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Non-Transocean Member or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such Non-Transocean Member or beneficial owner is entitled to based on any increase or decrease in the value of the Membership Interests or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (y)(1) through (y)(7) above, any of the foregoing held by members of such Non-Transocean Member’s or beneficial owner’s immediate family sharing the same household, and (z) any other information relating to such Non-Transocean Member and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (C) any material interest of such Non-Transocean Member and beneficial owner, if any, in such business or proposal, (D) a representation that the Non-Transocean Member is a Record Holder entitled to vote at such meeting and that such Non-Transocean Member intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, (E) a description of all agreements, arrangements and understandings between such Non-Transocean Member and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such Non-Transocean Member and (F) a representation whether the Non-Transocean Member or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Outstanding Membership Interests required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from Non-Transocean Members in support of such proposal.

(iv) A Non-Transocean Member providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13.9(b) shall be true and correct as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Company not later than five Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment or postponement thereof). In addition, a Non-Transocean Member providing notice of business proposed to be brought before an Annual Meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Company, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 13.9(b).

(v) For purposes of this Section 13.9(b) and Section 7.3, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document publicly filed or furnished by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(vi) To be properly brought before a special meeting of Members of the Company, business or proposals (other than any nomination of directors of the Company, which is governed by Section 7.3) by Non-Transocean Members must be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 13.5. Members shall not be permitted to propose business to be brought before a special meeting of the Members.

(vii) This Section 13.9(b) is expressly intended to apply to any business proposed to be brought before an Annual Meeting or special meeting of the Members, including the presenting at an Annual Meeting of any proposal properly made pursuant to Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors. In addition to the foregoing provisions of this Section 13.9(b), a Non-Transocean Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.9(b); provided, however, that any references in this Agreement to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to this Section 13.9(b). Nothing in this Section 13.9(b) shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 13.10 Conduct of a Meeting. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Non-Transocean Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Sections 7.4, 13.4 and 13.9, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors, the Chief Executive Officer, shall serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Non-Transocean Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing. Notwithstanding the foregoing provisions of Section 7.3, Section 13.9(b) or this Section 13.10, unless otherwise required by law, if the Non-Transocean Member (or a qualified representative of the Non-Transocean Member) does not appear at the Annual Meeting or special meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of Section 7.3, Section 13.9(b) or this Section 13.10, to be considered a qualified representative of the Non-Transocean Member, a person must be a duly authorized officer, manager or partner of such Non-Transocean Member or must be authorized by a writing executed by such Non-Transocean Member or an electronic transmission delivered by such Non-Transocean Member to act for such Non-Transocean Member as proxy at the meeting of Non-Transocean Members and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Members.

Section 13.11 Action Without a Meeting. If authorized by the Board of Directors or requested by the Transocean Member, any action that may be taken at a meeting of the Non-Transocean Members may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Non-Transocean Members owning not less than the minimum percentage, by Percentage Interest, of Membership Interests of the class or classes (including Membership Interests deemed owned by the Transocean Member) that would be necessary to authorize or take such action at a meeting at which all the Non-Transocean Members entitled to vote at such meeting were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Non-Transocean Members who have not approved the action in writing. The Board of Directors may specify that any written ballot submitted to Non-Transocean Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Company does not vote all of the Units held by the Non-Transocean Members, the Company shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Non-Transocean Members is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Board of Directors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Company and (c) an Opinion of Counsel is delivered to the Board of Directors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Non-Transocean Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Transocean Members’ limited liability, and (ii) is otherwise permissible under the applicable statutes then governing the rights, duties and liabilities of the Company and the Members. Nothing contained in this Section 13.11 shall be deemed to require the Board of Directors to solicit all Non-Transocean Members in connection with a matter approved by the holders of the requisite percentage of Units acting by written consent without a meeting.

Section 13.12 Right to Vote and Related Matters.

(a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Non-Transocean Members or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

(c) Except as otherwise provided in Section 7.2(d)(ii), each Outstanding Common Unit is entitled to one vote on matters subject to a vote of Unitholders holding Common Units.

Section 13.13 Voting of Incentive Distribution Rights.

(a) For so long as a majority of the Incentive Distribution Rights are held by the Transocean Member and its Affiliates, the holders of the Incentive Distribution Rights shall not be entitled to vote such Incentive Distribution Rights on any Company matter except as may otherwise be required by law and the holders of the Incentive Distribution Rights, in their capacity as such, shall be deemed to have approved any matter approved by the Transocean Member.

(b) If less than a majority of the Incentive Distribution Rights are held by the Transocean Member and its Affiliates, the Incentive Distribution Rights will be entitled to vote on all matters submitted to a vote of Unitholders, other than (i) the election of Elected Directors and (ii) amendments and other matters that the Board of Directors determines do not adversely affect the holders of the Incentive Distribution Rights as a whole in any material respect. On any matter in which the holders of Incentive Distribution Rights are entitled to vote, such holders will vote together with the Subordinated Units, prior to the end of the Subordination Period, or together with the Common Units, thereafter, in either case as a single class except as otherwise required by Section 13.3(c), and such Incentive Distribution Rights shall be treated in all respects as Subordinated Units or Common Units, as applicable, when sending notices of a meeting of Non-Transocean Members to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement. The relative voting power of the Incentive Distribution Rights and the Subordinated Units or Common Units, as applicable, will be set in the same proportion as cumulative cash distributions, if any, in respect of the Incentive Distribution Rights for the four consecutive Quarters prior to the record date for the vote bears to the cumulative cash distributions in respect of such class of Units for such four Quarters. If the holders of the Incentive Distribution Rights received no cash distributions in the previous four Quarters, then such holders shall have no right to vote on the particular matter.

(c) In connection with any equity financing, or anticipated equity financing, by the Company of an Expansion Capital Expenditure, the Transocean Member may, without the approval of the holders of the Incentive Distribution Rights, temporarily or permanently reduce the amount of Incentive Distributions that would otherwise be distributed to such holders, provided that in the judgment of the Transocean Member, such reduction will be in the long-term best interest of such holders.

ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

Section 14.1 Authority. The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2 Procedure for Merger, Consolidation or Conversion.

(a) Merger, consolidation or conversion of the Company pursuant to this Article XIV requires the approval of the Board of Directors and the Transocean Member; provided, however, that, to the fullest extent permitted by law, the Board of Directors, in declining to consent to a merger, consolidation or conversion, may act in its sole discretion.

(b) If the Board of Directors shall determine to consent to the merger, consolidation or conversion, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the Board of Directors determine to be necessary or appropriate.

(c) If the Board of Directors shall determine to consent to the conversion the Board of Directors shall approve the Plan of Conversion, which shall set forth:

(i) the name of the converting entity and the converted entity;

(ii) a statement that the Company is continuing its existence in the organizational form of the converted entity;

(iii) a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity or another entity, or for the cancellation of such equity securities;

(v) in an attachment or exhibit, the certificate of formation of the Company;

(vi) in an attachment or exhibit, the certificate of formation, certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

(vii) the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain and stated in such articles of conversion); and

(viii) such other provisions with respect to the proposed conversion the Board of Directors may determine to be necessary or appropriate.

Section 14.3 Approval by Non-Transocean Members of Merger, Consolidation or Conversion.

(a) Except as provided in Sections 14.3(d), 14.3(e) and 14.3(f), the Board of Directors, upon its and the Transocean Member’s approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion and the merger, consolidation or conversion contemplated thereby, as applicable, be submitted to a vote of Non-Transocean Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Sections 14.3(d), 14.3(e) and 14.3(f), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon by Non-Transocean Members receiving the affirmative vote or consent of the holders of a Unit Majority, unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Membership Interests, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.

(c) Except as provided in Sections 14.3(d), 14.3(e) and 14.3(f), after such approval by vote or consent of the Non-Transocean Members, and at any time prior to the filing of the certificate of merger or certificate of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors is permitted, without Non-Transocean Member and Transocean Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or other Group Member if (i) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Non-Transocean Member, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the governing instruments of the new entity provide the Non-Transocean Members, the Transocean Member and the Board of Directors with the same rights and obligations as are herein contained.

(e) Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors is permitted, without Non-Transocean Member approval, to merge or consolidate the Company with or into another entity if (i) the Board of Directors has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Non-Transocean Member, (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Company is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Company after the effective date of the merger or consolidation, and (v) the number of Membership Interests to be issued by the Company in such merger or consolidation does not exceed 20% of the Membership Interests (other than the Incentive Distribution Rights) Outstanding immediately prior to the effective date of such merger or consolidation.

(f) Notwithstanding any other provision of this Article XIV, if the Merger Agreement or the Plan of Conversion relates to a Business Combination with an Interested Unitholder that requires a higher or different vote under Section 14.7, then the affirmative vote set forth in Section 14.7 shall be required in addition to the vote in this Section 14.3.

Section 14.4 Certificate of Merger or Conversion. Upon the required approval by the Board of Directors, the Transocean Member and the Unitholders of a Merger Agreement or Plan of Conversion, as the case may be, a certificate of merger or conversion, as applicable, shall be executed and filed in conformity with the requirements of the Marshall Islands Act.

Section 14.5 Amendment of Limited Liability Company Agreement. Pursuant to Section 17(6) of the Marshall Islands Act, an agreement of merger or consolidation approved in accordance with Section 17(6) of the Marshall Islands Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.

Section 14.6 Effect of Merger, Consolidation or Conversion.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) At the effective time of the certificate of conversion, for all purposes of the laws of the Marshall Islands:

(i) the Company shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii) all rights, title, and interests to all real estate and other property owned by the Company shall remain vested in the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii) all liabilities and obligations of the Company shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Company in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and are enforceable against the converted entity by such creditors and obligees to the same extent as if the liabilities and obligations had originally been incurred or contracted by the converted entity; and

(v) the Membership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other rights or securities in the converted entity or cash as provided in the Plan of Conversion shall be so converted, and Members shall be entitled only to the rights provided in the Plan of Conversion.

Section 14.7 Business Combinations with Interested Unitholders.

(a) The Company shall not (1) engage in any Business Combination, at any point in time at which the Common Units are registered under Section 12(b) or 12(g) of the Exchange Act, with any Interested Unitholder for a period of three years following the time that such Unitholder became an Interested Unitholder or (2) amend this Section 14.7 (including any of the definitions pertaining thereto), unless:

(i) prior to such time that such Person became an Interested Unitholder, the Board of Directors approved either the Business Combination or the transaction which resulted in such Person becoming an Interested Unitholder;

(ii) upon consummation of the transaction which resulted in such Person becoming an Interested Unitholder, the Interested Unitholder Owned at least 85% of the Voting Units of the Company Outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Units Outstanding (but not the Outstanding Voting Units Owned by the Interested Unitholder), those Units Owned (x) by Persons who are members of the Board of Directors and also officers of the Company and (y) by employee share plans in which employee participants do not have the right to determine confidentially whether Units held subject to the plan will be tendered in a tender or exchange offer; or

(iii) at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at an Annual Meeting or special meeting of Unitholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the Outstanding Voting Units of the Company, voting as a single class, which are not Owned by the Interested Unitholder.

(b) Notwithstanding the foregoing, the restrictions contained in Section 14.7(a) shall not apply if a Person becomes an Interested Unitholder inadvertently and (i) as soon as practicable divests itself of Ownership of sufficient Units so that such Person ceases to be an Interested Unitholder and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Person, have been an Interested Unitholder but for the inadvertent acquisition of Ownership.

(c) The following definitions shall be used for purposes of this Section 14.7:

(i) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used in this Section 14.7, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Solely for purposes of this Section 14.7, a Person who is the owner of 20% or more of the outstanding Voting Units of a corporation, partnership, limited liability company, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary, and (ii) notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Units, in good faith and not for the purpose of circumventing this Section 14.7, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(ii) “Business Combination” when used in reference to the Company and any Interested Unitholder, means:

(A) any merger or consolidation of the Company or any direct or indirect majority-Owned Subsidiary of the Company with (1) the Interested Unitholder or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Unitholder and as a result of such merger or consolidation Section 14.3(f) and this Section 14.7 are not applicable to the surviving entity;

(B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Unitholder, to or with the Interested Unitholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned Subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the Units then Outstanding;

(C) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-Owned Subsidiary of the Company of any Units or securities of such Subsidiary to the Interested Unitholder, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Units or the securities of a direct or indirect majority-Owned Subsidiary of the Company which securities were in issue prior to the time that the Interested Unitholder became such; (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Units or the shares or other equity interests of a direct or indirect majority-Owned Subsidiary of the Company which security is distributed, Pro Rata, to all Unitholders subsequent to the time the Interested Unitholder became such; (3) pursuant to an exchange offer by the Company to purchase Units made on the same terms to all holders of said Units; or (4) any issuance or transfer of Units by the Company; provided, however, that in no case under clauses (2) through (4) above shall there be an increase in the Interested Unitholder’s proportionate interest in the Membership Interests of any class or of the Voting Units of the Company (except as a result of immaterial changes due to fractional share or unit ownership);

(D) any transaction involving the Company or any direct or indirect majority-Owned Subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate interest in the Membership Interests of any class, or securities convertible into the Membership Interests of any class, or in the shares or other equity interests of any such Subsidiary which is Owned by the Interested Unitholder, except as a result of immaterial changes due to fractional share or unit adjustments or as a result of any purchase or redemption of any Membership not caused, directly or indirectly, by the Interested Unitholder; or

(E) any receipt by the Interested Unitholder of the benefit, directly or indirectly (except proportionately as a Unitholder), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in clauses (A) through (D) of this definition) provided by or through the Company or any direct or indirect majority-Owned Subsidiary of the Company.

(iii) “Interested Unitholder” means any Person (other than the Company or any direct or indirect majority-Owned Subsidiary of the Company) (i) that is the Owner of 15% or more of the Outstanding Voting Units of the Company or (ii) that is an Affiliate or Associate of the Company and was the Owner of 15% or more of the Outstanding Voting Units at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Unitholder, and also the Affiliates and Associates of such Person; provided, however, that the term Interested Unitholder shall not include (a) the Transocean Member, any Transocean Direct Transferee, any Transocean Indirect Transferee or any of their respective Affiliates or successors or any “group” (as such term is used in Rule 13d-5 of the Exchange Act) or any member of any such group, of which such Persons are a party under Rule 13d-5 of the Exchange Act; (b) any Person whose Ownership of Voting Units in excess of the 15% limitation is the result of (i) action taken solely by the Company or (ii) the application of Section 11.3(b); provided that such Person shall be an Interested Unitholder if thereafter such Person acquires additional Voting Units, except as a result of (x) further corporate action not caused, directly or indirectly, by such Person or (y) the exercise of the limited preemptive right in Section 5.6; or (c) any Person to the extent its ownership is attributable to that Person’s participation as a bona fide underwriter in an offering of Units. For the purpose of determining whether a Person is an Interested Unitholder, the Voting Units deemed to be in issue shall include Voting Units deemed to be Owned by the Person (through the application of the definition of “Owner”) but shall not include any other unissued Voting Units which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(iv) “Owner,” including the terms “Own,” “Owned” and “Ownership” when used with respect to any Units means a Person that individually or with or through any of its Affiliates or Associates: (a) beneficially Owns such Units, directly or indirectly; (b) has (i) the right to acquire such Units (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Owner of Units tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Units are accepted for purchase or exchange; or (ii) the right to vote such Units pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Owner of any Units because of such Person’s right to vote such Units if the agreement, arrangement or understanding to vote such Units arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or (c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (b)(ii)), or disposing of such Units with any other Person that beneficially Owns, or whose Affiliates or Associates beneficially Own, directly or indirectly, such Units. For purposes of this definition, unless otherwise provided in this Section 14.7, beneficial ownership of securities shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

(v) “Transocean Direct Transferee” means any Person that acquires (in a transaction in which the Transocean Member or any Affiliate or successor or any “group” as such term is used in Rule 13d-5 of the Exchange Act or any member of any such group, of which such Persons are a party under Rule 13d-5 of the Exchange Act, assigns its rights (with respect to the Units transferred in the transaction) to not be deemed to be an Interested Unitholder) directly from either the Transocean Member or any of its Affiliates or successors or any “group” (as such term is used in Rule 13d-5 of the Exchange Act), or any member of any such group, of which such Persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then Outstanding Voting Units.

(vi) “Transocean Indirect Transferee” means any Person that acquires (in a transaction in which a Transocean Direct Transferee or any Affiliate or successor or any “group” as such term is used in Rule 13d-5 of the Exchange Act or any member of any such group, of which such Persons are a party under Rule 13d-5 of the Exchange Act, assigns its rights (with respect to the Units transferred in the transaction) to not be deemed to be an Interested Unitholder) directly from any Transocean Direct Transferee or any other Transocean Indirect Transferee beneficial ownership of 15% or more of the then Outstanding Voting Units.

(vii) “Voting Units” means, with respect to the Company or any other entity that is not a corporation, any equity interest entitled to vote generally in the election of directors or any other governing body of such entity, but with respect to the Company, does not include the Transocean Member Interest, and means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors. Every reference to a percentage of Voting Units shall refer to such percentage of the votes of such Voting Units.

ARTICLE XV

RIGHT TO ACQUIRE NON-TRANSOCEAN MEMBER INTERESTS

Section 15.1 Right to Acquire Non-Transocean Member Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time from and after the Closing Date the Transocean Member and its Affiliates hold more than 80% of the total Membership Interests of any class then Outstanding, the Transocean Member shall then have the right, which right it may assign and transfer in whole or in part to the Company or any Affiliate of the Transocean Member, exercisable at its option, to purchase all, but not less than all, of the remaining Membership Interests of such class then Outstanding held by Persons other than the Transocean Member and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the Transocean Member or any of its Affiliates for any such Membership Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

(b) If the Transocean Member, any Affiliate of the Transocean Member or the Company elects to exercise the right to purchase Membership Interests granted pursuant to Section 15.1(a), the Transocean Member shall deliver to the applicable Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Membership Interests of such class or classes (as of a Record Date selected by the Transocean Member) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Membership Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Membership Interests will be purchased and state that the Transocean Member, its Affiliate or the Company, as the case may be, elects to purchase such Membership Interests, upon surrender of Certificates representing such Membership Interests, in the case of Membership Interests evidenced by Certificates, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Membership Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Membership Interests at his address as reflected in the Register shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the Transocean Member, its Affiliate or the Company, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Membership Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Membership Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Membership Interests (including any rights pursuant to Articles IV, V, VI and XII) shall thereupon cease, except the right to receive the applicable purchase price (determined in accordance with Section 15.1(a)) for Membership Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Membership Interests, in the case of Membership Interests evidenced by Certificates, and such Membership Interests shall thereupon be deemed to be transferred to the Transocean Member, its Affiliate or the Company, as the case may be, in the Register, and the Company, and the Transocean Member or any Affiliate of the Transocean Member, or the Company, as the case may be, shall be deemed to be the owner of all such Membership Interests from and after the Purchase Date and shall have all rights as the owner of such Membership Interests (including all rights as owner of such Membership Interests pursuant to Articles IV, V, VI and XII).

(c) In the case of Membership Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Membership Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Membership Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), without interest thereon.

(d) The Transocean Member is not obligated to obtain a fairness opinion regarding the value of the Outstanding Common Units to be repurchased pursuant to this Section 15.1. Holders of such Outstanding Common Units subject to purchase as provide in this Section 15.1 will not have dissenters’ rights of appraisal.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1 Addresses and Notices.

(a) Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Membership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Membership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by a member of the Board of Directors, any Officer, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notice, payments or reports returned by the United States Postal Service (or other physical mail delivery service outside of the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Board of Directors at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

(b) The terms “in writing,” “written communications,” “written notice,” “written request” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail, facsimile and other forms of electronic communication.

Section 16.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 16.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Non-Transocean Member Interest, pursuant to Section 10.2(a), immediately upon the acquisition of such Non-Transocean Member Interests without execution hereof.

Section 16.8 Applicable Law; Forum, Venue and Jurisdiction.

(a) This Agreement shall be construed in accordance with and governed by the laws of the Republic of the Marshall Islands, without regard to the principles of conflicts of law.

(b) Each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i) irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company or the Transocean Member, or owed by the Transocean Member, to the Company or the Members, (D) asserting a claim arising pursuant to any provision of the Marshall Islands Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), unless otherwise provided for by Marshall Islands law, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

(ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), unless otherwise provided for by Marshall Islands law, in connection with any such claim, suit, action or proceeding;

(iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

(v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law.

Section 16.9 Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or parts thereof contained herein shall not be affected thereby and such invalid, illegal or unenforceable provision or part of a provision of this Agreement shall be, to the fullest extent permitted by law, reformed, modified or construed so that it would be valid, legal and enforceable to the maximum extent possible, and then substituted for such invalid, illegal or unenforceable provision, or part of a provision, as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein. For the sake of clarity, and without limiting the preceding sentence, the provisions in this Agreement purporting to limit the rights or remedies of any Member or providing for exculpation or indemnification of any Person, or allowing or providing for distributions, have been included herein with the intent, purpose and understanding that such provisions shall be enforced only to the fullest extent permitted by applicable law.

Section 16.10 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members (including any amendment to this Agreement), such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action (including any amendment to this Agreement).

Section 16.11 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on Certificates representing Units is expressly permitted by this Agreement.

Section 16.12 Third-Party Beneficiaries. Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.

TRANSOCEAN PARTNERS HOLDINGS LIMITED

By:	/s/ Tracey Walker
Name: Tracey Walker
Title: Vice President and Assistant Treasurer

Signature Page to the Second Amended and Restated Limited Liability Company Agreement of

Transocean Partners LLC

EXHIBIT A

to the Second Amended and Restated

Limited Liability Company Agreement of

Transocean Partners LLC

Certificate Evidencing Common Units

Representing Membership Interests in

TRANSOCEAN PARTNERS LLC

No.	Common Units

In accordance with Section 4.1 of the Second Amended and Restated Limited Liability Company Agreement of Transocean Partners LLC, as amended, supplemented or restated from time to time (the “LLC Agreement”), Transocean Partners LLC, a Marshall Islands limited liability company (the “Company”), hereby certifies that                     (the “Holder”) is the registered owner of the above designated number of Common Units representing membership interests in the Company (the “Common Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the LLC Agreement. Copies of the LLC Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at Deepwater House, Kingswells Causeway, Prime Four Business Park, Aberdeen AB15 8PU, Scotland, U.K. Capitalized terms used herein but not defined shall have the meanings given them in the LLC Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Non-Transocean Member and to have agreed to comply with and be bound by and to have executed the LLC Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the LLC Agreement and (iii) made the consents, acknowledgments or waivers contained in the LLC Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the Marshall Islands.

Dated:

Countersigned and Registered by:	TRANSOCEAN PARTNERS LLC

By:
as Transfer Agent and Registrar		Title:

By:	By:
Authorized Signature		Secretary

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[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT Custodian (Cust) (Minor)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts /Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

in

TRANSOCEAN PARTNERS LLC

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Common Units representing membership interests evidenced by this Certificate, subject to the LLC Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Transocean Partners LLC.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15		(Signature) (Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

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